SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 31, 2003

                          Hibbett Sporting Goods, Inc.
             (Exact Name Of Registrant As Specified In Its Charter)

                        Commission file number: 000-20969

Delaware                                                       63-1074067
--------                                                       ----------
(State of                                                  (I.R.S. Employment
Incorportation)                                             Indentification No.)

                               451 Industrial Lane
                            Birmingham, Alabama 35211
                    (Address of Principal Executive Offices)

                                 (205) 942-4292
              (Registrant's telephone number, including area code)

Item 5.  Other Events and Required FD Disclosures.

         On December 31, 2004, Hibbett Sporting Goods, Inc. announced that it has extended the term of its unsecured revolving credit facility to November 2005 and, at the Company's election, has reduced the size of the facility from $42 million to $25 million. The credit agreement is attached hereto as Exhibit
10.1.1. In addition, the press release dated January 2, 2004, announcing the extension is attached as Exhibit 99.1

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         ( c )
                  Exhibits.

Exhibit No.                                Description

10.1.1                           Amended and Restated Credit Agreement
                                 dated as of December 31, 2003

99.1                             Press Release Dated January 2, 2004

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          HIBBETT SPORTING GOODS, INC.

                          By       /s/ Gary A. Smith
                            -------------------------------------------------
                                   Gary A. Smith
                                   Vice President and Chief Financial Officer

January 5, 2004

                                  EXHIBIT INDEX


Exhibit

10.1.1 Amended and Restated Credit Agreement dated as of December 31, 2003

99.1                            Press Release Dated January 2, 2004

                                                                 EXHIBIT 10.1.1


                      AMENDED AND RESTATED CREDIT AGREEMENT


     THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 31, 2003 ("this Agreement") is entered into by HIBBETT SPORTING GOODS, INC., a Delaware corporation ("Hibbett"), HIBBETT TEAM SALES, INC., an Alabama corporation ("HTS"), SPORTS WHOLESALE, INC., an Alabama corporation ("SW"), HIBBETT CAPITAL MANAGEMENT, INC., a Nevada corporation ("Capital") and ILLINOIS HIBBETT, LLC, a Delaware limited liability company ("Illinois"; HTS, SW, Capital and Illinois are sometimes together referred to as the "Initial Participating Entities"; Hibbett and the Initial Participating Entities, together with all entities that hereafter become Participating Entities, being hereafter sometimes together referred to as the "Borrowers"), AMSOUTH BANK, an Alabama banking corporation
("AmSouth"), and BANK OF AMERICA, N.A., a national banking association (collectively, with all other persons that may from time to time hereafter become Lenders hereunder by execution of an Assignment and Acceptance, the "Lenders"), and AMSOUTH BANK, an Alabama banking corporation, as agent for the Lenders (the "Agent").


                                    Recitals

     A. Hibbett, HTS, SW, the Lenders, Fleet National Bank and AmSouth Bank, as Agent for the Lenders and Fleet National Bank, have heretofore entered into a Credit Agreement dated as of November 5, 1998 (as amended, the "Original Credit Agreement") pursuant to which the Lenders and Fleet National Bank agreed to make available to the Original Borrowers a credit facility in the maximum principal amount of $25,000,000.

     B. The Borrowers and the Lenders wish to amend and restate the Original Credit Agreement in its entirety, as hereinafter set forth.

                                    Agreement

     NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual agreement of the parties hereto, the Original Credit Agreement is hereby further amended and restated in its entirety as follows:


                                    ARTICLE 1

                                   DEFINITIONS

     SECTION 1.1 Rules of Construction/Definitions. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     Unless otherwise specified, all accounting terms used herein have the meanings assigned to them, and all computations herein provided shall be made, in accordance with those generally accepted accounting principles applied in the preparation of the audited financial statements of Hibbett referred to in
Section 5.3; provided that the financial statements required to be delivered pursuant to clauses (1) and (2) of Section 7.3 shall be prepared in accordance with generally accepted accounting principles as in effect from time to time and provided further that quarterly financial statements delivered pursuant to such clause (1) are not required to contain footnote disclosure and shall be subject to ordinary year-end audit adjustments. All references herein to "generally accepted accounting principles" refer to such principles as they exist at the date of application thereof.

     All references in this Agreement to designated "Articles", "Sections" and other subdivisions or to lettered Exhibits are to the designated Articles, Sections and other subdivisions hereof and the lettered Exhibits annexed hereto unless the context otherwise clearly indicates. All Article, Section, other subdivision and Exhibit captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Agreement.

     The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without being limited to."

     The terms defined in this article have the meanings attributed to them in this article. Singular terms shall include the plural as well as the singular, and vice versa. Words of masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

     All recitals set forth in this Agreement are hereby incorporated in the operative provisions of this Agreement.

     No inference in favor of or against any party shall be drawn from the fact that such party or its counsel has drafted any portion hereof.

     All references herein to a separate instrument are to such separate instrument as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

     Absolute Rate shall have the meaning assigned to such term in Section 2.3(c)(ii)(D) hereof.

     Absolute Rate Auction shall mean a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.3 hereof.

     Absolute Rate Loans shall mean the Competitive Bid Loans on which the interest rates are determined on the basis of Absolute Rates set at Absolute Rate Auctions.

     Actual/360 Basis shall mean a method of computing interest or other charges hereunder on the basis of an assumed year of 360 days for actual number of days elapsed, meaning that interest or other charges accrued for each day will be computed by multiplying the rate applicable on that day by the unpaid principal balance (or other relevant sum) on that day and dividing the result by 360.

     Advance shall include Swing Line Advances and a borrowing under the Revolving Facility consisting of the aggregate principal amount of a Syndicated Loan or a Competitive Bid Loan.

     Affiliate of any specified person shall mean any person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Agent shall mean AmSouth Bank and its successors, as agent for the Lenders under this Agreement.

     Agreement shall mean, on any date, this Credit Agreement, as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, restated or otherwise modified and in effect on such date.

     AmSouth shall mean AmSouth Bank, an Alabama banking corporation, as a Lender and its successors and assigns.

     Applicable Commitment Percentage shall mean, for each Lender, a fraction, the numerator of which shall be the then amount of such Lender's Commitment and the denominator of which shall be the aggregate amount of the Commitments of all the Lenders, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth on the signature pages hereof under the caption "Applicable Commitment Percentage" or, in the case of any person that hereafter becomes a Lender, on the signature pages of the Assignment and Acceptance executed by such person; provided, however, that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 10.1 hereof.

     Applicable Lending Office shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or, in the case of any person that hereafter becomes a Lender, on the signature pages of the Assignment and Acceptance executed by such person, or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and Hibbett as the office by which its Loans of such Type are to be made and maintained.

     Assignment and Acceptance shall mean an Assignment and Acceptance in the form of Exhibit J (with blanks appropriately completed) delivered in connection with an assignment of a portion of a Lender's interest under this Agreement pursuant to Section 10.1.

     Assumption  Agreement  shall have the  meaning  attributed  to that term in
Section 2.1(i).

     Base Rate shall mean the higher of the (i) Federal Funds Effective Rate plus 1/2% per annum and (ii) Prime Rate.

     Base Rate Loans shall mean Syndicated Loans that bear interest at rates based upon the Base Rate.

     Borrowers shall have the meaning attributed to that term in the preamble to this Agreement.

     Business Day shall mean (a) any day on which commercial banks are not authorized or required to close in the city in the United States in which each of the Lenders maintains its principal place of business and (b) if such day relates to the giving of notices or quotes in connection with a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a LIBOR Loan or a notice by Hibbett with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

     Capital Expenditures shall mean any expenditure for fixed assets or that is properly chargeable to capital account in accordance with generally accepted accounting principles.

     Change of Control means the occurrence, after December 31, 2003, of (i) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of Hibbett (or other securities convertible into such securities) representing 51% or more of the combined voting power of all securities thereof entitled to vote in the election of directors; or (ii) during any period of up to 12 consecutive months, commencing after December 31, 2003, individuals who at the beginning of such 12-month period were directors of Hibbett ceasing for any reason to constitute a majority of the Board of Directors thereof unless the Persons replacing such individuals were nominated by the Board of Directors of Hibbett; or (iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its acquisition of, or control over, securities of Hibbett (or other securities convertible into such securities) representing 51% or more of the combined voting power of all securities of Hibbett entitled to vote in the election of directors.

     Class shall have the meaning assigned to such term in Section 1.2 hereof.

     Closing Date shall mean the date of this Agreement.

     Commitment shall mean, as to each Lender, the obligation of such Lender to make Syndicated Loans pursuant to Section 2.1 hereof in an aggregate amount at any one time outstanding up to but not exceeding the amount set out below such Lender's name on the signature pages hereof under the caption "Commitment" (as the same may be reduced at any time or from time to time pursuant to Section 2.9 hereof), or, in the case of any person who hereafter becomes a Lender, on the signature pages of the Assignment and Acceptance executed by such person (as the same may be reduced at any time or from time to time pursuant to Section 2.9 hereof); provided that the Commitment of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 10.1 hereof.

     Competitive Bid Borrowing  shall have the meaning  assigned to such term in
Section 2.3(b) hereof.

     Competitive Bid Loans shall mean the Loans provided for by Section 2.3(a) hereof.

     Competitive  Bid Notes  shall mean the  promissory  notes  provided  for by
Section 2.8(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

     Competitive Bid Quote shall mean an offer in accordance with Section 2.3(c) hereof by a Lender to make a Competitive Bid Loan with one single specified interest rate.

     Competitive Bid Quote Request shall have the meaning assigned to such term in Section 2.3(b) hereof.

     Consolidated Entity shall mean a person whose financial statements are appropriately consolidated with Hibbett's financial statements under generally accepted accounting principles.

     Consolidated Net Income shall mean, with reference to any period, the net income of Hibbett and its Consolidated Entities (on a consolidated basis) for such period after eliminating all non-recurring non-cash items of income and expense.

     Convert,  Conversion and Converted shall refer to a conversion  pursuant to
Section 3.2 hereof of one Type of Syndicated Loan into another Type of Syndicated Loan, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

     Credit Obligations shall mean the Revolving Facility Obligations, the Swing Line Obligations, the Letter of Credit Obligations and all other obligations and debts of the Borrowers owing to the Lenders and arising under the terms of this Agreement, the Notes and the other Loan Documents, whether now or hereafter incurred, existing or arising, including the principal amount of all Advances, all Letter of Credit Borrowings and all Reimbursement Obligations, any sums expended by the Agent or any of the Lenders in exercising the rights and remedies described in Section 8.1, all accrued interest on Advances and Reimbursement Obligations, and all costs, fees, charges and expenses incurred and payable in connection therewith, including fees payable under the terms of, or in connection with, this Agreement, and all other obligations and debts owing to the Lenders arising in connection with, ancillary to, or in support of Advances and Letter of Credit Borrowings, and all extensions, alterations, modifications, revisions and renewals of any of the foregoing.

     Current Maturities shall mean principal maturing or coming due on Funded Debt (other than the Credit Obligations) during the next succeeding period of twelve calendar months.

     Debt of any person shall mean, without duplication, (i) the Credit Obligations and all other indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of borrowed money or for reimbursement of drafts drawn or available to be drawn under letters of credit (provided that letters of credit issued to secure trade obligations, workmen's compensation or similar liabilities and other obligations (not constituting Debt) arising in the ordinary course of business shall count as Debt only to the extent that the aggregate face amount of such letters of credit exceeds $2,000,000) and banker's acceptances issued for the account of such person, (ii) all indebtedness deferred for the payment of the purchase price of property or assets purchased (except accounts payable arising in the ordinary course of business and not incurred through the borrowing of money), (iii) all capitalized lease obligations, (iv) all indebtedness secured by any mortgage or pledge of, or Lien on, property of such person, whether or not the indebtedness secured thereby shall have been assumed, (v) Guaranteed Obligations, (vi) all obligations with respect to any conditional sale contract or title retention agreement, and (vii) all obligations with respect to interest rate swap agreements.

     Default shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

     Dollars and the symbol $ shall mean dollars constituting legal tender for the payment of public and private debts in the United States of America.

     EBITDA for any period shall mean Consolidated Net Income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) for such period, plus amounts that have been deducted for (i) depreciation, (ii) amortization, (iii) Interest Expense and (iv) income and profit taxes in determining Consolidated Net Income for such period.

     EBITDAR for any period shall mean Consolidated Net Income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) for such period, plus amounts that have been deducted for (i) Interest Expense, (ii) Operating Lease Payments, (iii) depreciation, (iv) amortization and (v) income and profit taxes in determining Consolidated Net Income for such period.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     ERISA Affiliate shall mean, as of any date, any corporation, partnership or other trade or business (whether or not incorporated) under common control with Hibbett and which together with Hibbett is treated as single employer under
Section 414 of the Internal Revenue Code, as amended.

     Event of Default shall have the meaning assigned to such term in Article 8 hereof.

     Facility  Fee shall  have the  meaning  attributed  to that term in Section
2.15.

     Facility Fee Rate shall mean that percent per annum set forth below in the column entitled "Facility Fee Rate":

           Ratio of Funded Debt                                   Facility Fee
                to EBITDA                                            Rate (%)

(1)    Equal to or less than 1.25 to 1.00                              .125%

(2)    Greater than 1.25 to 1.00 but less
       than or equal to 2.0 to 1.00                                    .15%

(3)    Greater than 2.0 to 1.00 but less
       than or equal to 3.0 to 1.0                                     .175%

     Federal Funds Effective Rate shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Atlanta on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published for any Business Day, and (b) if such rate is not so published for any Business Day, the Federal Funds Effective Rate for such Business Day shall be the average rate charged to the Agent on such Business Day on such transactions as determined by the Agent.

     Fixed Rate shall mean the Absolute Rate or the LIBOR-Based Rate.

     Fixed Rate Segment shall mean a Segment to which a Fixed Rate is (or is proposed to be) applicable.

     Funded Debt shall mean all Debt of Hibbett and the Consolidated Entities, on a consolidated basis, that matures by its terms more than one year after, or is renewable or extendible at the option of the debtor to a date more than one year after, the date as of which Funded Debt is being determined.

     Governmental Authority shall mean any national, federal, state, county, municipal or other agency, authority, department, commission, bureau, board, court or instrumentality thereof.

     Governmental   Requirements  shall  mean  all  laws,  rules,   regulations,
requirements,   ordinances,   judgments,   decrees,  codes  and  orders  of  any
Governmental Authority applicable to the Borrowers or any Consolidated Entity.

     Guaranteed Obligations of any person shall mean all guaranties (including guaranties of guaranties and guaranties of dividends and other monetary obligations), endorsement assumptions and other contingent obligations with respect to, or to purchase or otherwise pay or acquire, Debt of others.

     Hazardous  Material  shall mean (a) any  asbestos  or  insulation  or other material composed of or containing asbestos and (b) any hazardous, toxic or dangerous waste, substance or material defined as such in the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other Governmental Requirement regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material. This definition refers to the amounts of such waste, substance or material present at a particular facility in excess of the reportable quantity or threshold planning quantity, if applicable, for such waste, substance or material as may be listed in such act, law or other Governmental Requirement described in the foregoing sentence.

     Immaterial Subsidiary shall mean any Subsidiary of the Borrowers that either (a) has assets with a gross fair market value of less than $250,000 and gross revenues (determined for the most recently ended period of twelve consecutive fiscal months) of less than $250,000 or (b) has been organized by the Borrowers as an acquisition vehicle solely for the purpose of merging with another person in connection with an acquisition permitted under Section 7.7(15).

     Interest Expense shall mean all interest incurred on Debt (including obligations payable under capitalized leases attributable to interest) during the period in question.

     Interest Period shall mean:

     (a) with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or Converted from a Loan of another Type or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, as Hibbett may select as provided in Section 3.2 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

     (b) with respect to any Absolute Rate Loan, the period commencing on the date such Absolute Rate Loan is made and ending on any Business Day not less than 7 days and not more than 180 days thereafter, as Hibbett may select as provided in Section 2.3(b) hereof; and

     (c) with respect to any LIBOR Market Loan, the period commencing on the date such LIBOR Market Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrowers may select as provided in Section 2.3(b) hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

     Notwithstanding the foregoing: (i) if any Interest Period for any Competitive Bid Loan or LIBOR Loan would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a LIBOR Loan or a LIBOR Market Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and
(iii) notwithstanding clauses (i) and (ii) above, no Interest Period for any Loan (other than an Absolute Rate Loan) shall have a duration of less than one month (in the case of a LIBOR Loan or a LIBOR Market Loan) and, if the Interest Period for any LIBOR Loan or LIBOR Market Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

     Issuing Bank shall mean, with respect to each Letter of Credit, the Lender that issues such Letter of Credit as provided in Section 2.5.

     Lender's Local Time shall mean the time in effect at the location of the Applicable Lending Office of the Lender in question.

     Lenders shall mean AmSouth and Bank of America, N.A., and their respective successors and assigns.

     Letter of Credit Borrowings shall mean as of any date the maximum aggregate amount that the Issuing Banks could be required to pay under drafts that could be, or have been, properly drawn in compliance with the terms of all Letters of Credit outstanding on such date, other than drafts that have been drawn and paid.

     Letter of Credit Obligations shall mean (a) the Letter of Credit Borrowings and (b) the Reimbursement Obligations and the Borrowers' other obligations under this Agreement with respect to Letters of Credit or drawings made thereunder, including obligations with respect to all principal, interest, fees and other charges related thereto.

     Letter of Credit Participation shall mean, with respect to any Lender other than the Issuing Bank, the extension of credit represented by the participation of such Lender hereunder in the Issuing Bank's liability with respect to a Letter of Credit issued in accordance with the terms of Section 2.5.

     Letters of Credit shall mean all letters of credit issued on or after the Closing Date by the Issuing Banks for the account of the Borrowers or any of them under this Agreement.

     Liabilities shall mean all Debt and all other items (including taxes accrued as estimated) that, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liabilities side of a balance sheet.

     LIBOR Auction shall mean a solicitation of Competitive Bid Quotes setting forth LIBOR Margins based on the LIBOR-Based Rate pursuant to Section 2.3 hereof.

     LIBOR-Based Rate shall mean the rate of interest determined by the Agent by reference to the Knight-Ridder Money Center reporting service or other comparable financial information reporting service at the time employed by the Agent as of 10:00 a.m. (Birmingham, Alabama time) two (2) Business Days prior to the commencement of the Interest Period, of the cost of funds available to the Agent from the purchase on the London interbank market of funds in the form of time deposits in Dollars in the approximate amount of the Segment that is to bear interest at the LIBOR-Based Rate, having a maturity comparable to the Interest Period during which the LIBOR-Based Rate is to be in effect, it being expressly understood that the Agent may not actually purchase any such time deposits and obtain such funds.

     LIBOR Loans shall mean Syndicated Loans on which interest rates are determined on the basis of LIBOR-Based Rates plus the Syndicated Margin.

     LIBOR Margin shall have the meaning assigned to such term in Section 2.3(c)(ii)(C) hereof.

     LIBOR Market Loans shall mean Competitive Bid Loans on which interest rates are determined on the basis of LIBOR-Based Rates pursuant to a LIBOR Auction.

     LIBOR Reserve Requirement shall mean the percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor), on the date on which the LIBOR-Based Rate is determined, for determining the reserve requirements of the Agent (including any marginal, emergency, supplemental, special or other reserves) with respect to liabilities relating to time deposits purchased in the London interbank market having a maturity equal to the period during which the LIBOR-Based Rate will be in effect and in an amount equal to the Segment involved, without any benefit or credit for any proration, exemptions or offsets under any now or hereafter applicable regulations.

     Lien shall mean any mortgage, pledge, assignment, charge, encumbrance, lien, security interest or financing lease.

     Loan Documents shall mean this Agreement, any Assumption Agreement, the Notes and all other agreements, instruments and documents executed or delivered at any time in connection with the Credit Obligations, or to evidence or secure any of the Credit Obligations.

     Loans shall mean the aggregate outstanding amount of all Syndicated Loans, Competitive Bid Loans, Swing Line Advances, Letter of Credit Borrowings and Reimbursement Obligations, and all extensions and renewals thereof.

     Margin Stock shall have the meaning attributed to that term in Regulation U of the Federal Reserve Board, as amended.

     Material Adverse Change shall mean a material adverse change in the financial condition, results of operations or business of Hibbett and its Subsidiaries, taken as a whole.

     Material Adverse Effect shall mean a material adverse effect upon (i) the financial condition, results of operations or business of Hibbett and its Subsidiaries, taken as a whole, (ii) the ability of Hibbett and the Participating Entities, taken as a whole, to perform their obligations under this Agreement or any of the other Loan Documents or (iii) the legality, validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of the Agent or the Lenders hereunder and thereunder.

     Material Contract shall mean any contract or agreement (i) to which Hibbett or any of its Subsidiaries is a party, by which any of them or their respective properties is bound or to which any of them is subject and (ii) that is required to be filed as an exhibit to Hibbett's registration statements or periodic reports (including on Forms 10-Q and 10-K) submitted to the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the rules and regulations from time to time promulgated thereunder, or under the Exchange Act of 1934.

     Notes shall mean the Syndicated Notes, the Competitive Bid Notes and the Swing Line Note.

     Operating Lease Payments shall mean all amounts payable under any lease or rental agreement (other than obligations under capital leases) during the period in question (but excluding, in any event, amounts paid in respect of taxes, utilities, insurance, common area maintenance and other like charges associated with the lease and rental of real and personal property).

     Opinion of Counsel shall mean a favorable written opinion of an attorney or firm of attorneys duly licensed to practice law in the jurisdiction the laws of which are applicable to the legal matters in question and who is not an employee of the Borrowers or of an Affiliate of the Borrowers.

     Participating Entity shall mean any Subsidiary that hereafter executes and delivers to the Agent an Assumption Agreement and all other documents necessary to assume joint and several liability as to the Credit Obligations.

     PBGC shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

     Permitted Encumbrances shall mean:

     (1) Liens for taxes, assessments and other governmental charges that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued, and for which adequate reserves have been established and are being maintained;

     (2) mechanics', materialmen's, contractors', landlords' or other similar liens arising in the ordinary course of business, securing obligations that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued, and for which adequate reserves have been established and are being maintained;

     (3) restrictions, exceptions, reservations, easements, conditions, limitations and other matters of record that do not materially adversely affect the value or utility of the property affected thereby or the use to which such property is being put;

     (4) Liens and other matters approved in writing by the Required Lenders;

     (5) Liens on property securing purchase money obligations (including Liens on the distribution center to be constructed by Hibbett, to the extent permitted under Section 7.7(10)) or capital leases provided that such Liens attach only to the property so purchased or leased;

     (6) Liens existing on any asset prior to the acquisition thereof by a Borrower and not created in contemplation of such acquisition;

     (7) deposits under workmen's compensation, unemployment insurance and Social Security laws;

     (8) Liens arising out of any litigation, legal proceeding or judgment that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued, and for which adequate reserves have been established and are being maintained, and any pledges or deposits to secure, or in lieu of, any surety, stay or appeal bond with respect to any litigation, legal proceeding or judgment;

     (9) the existing Liens described in Exhibit A hereto; and

     (10) Liens arising out of the refinancing, extension, renewal or refunding of any Debt secured by Liens permitted by any of the foregoing clauses (5) or
(6), provided that such Debt is not increased other than by an amount equal to any reasonable financing fees and is not secured by any additional assets.

     Permitted Investments shall mean:

     (1) direct obligations of, or obligations the payment of which is guaranteed by, the United States of America or an interest in any trust or fund that invests solely in such obligations or repurchase agreements, properly secured, with respect to such obligations;

     (2) direct obligations of agencies or instrumentalities of the United States of America having a rating of A or higher by Standard & Poor's Ratings Group or A2 or higher by Moody's Investors Service, Inc.;

     (3) a certificate of deposit issued by, or other interest-bearing deposits with, a bank having its principal place of business in the United States of America and having equity capital of not less than $250,000,000;

     (4) certificates of deposit issued by, or other interest-bearing deposits with, any other bank organized under the laws of the United States of America or any state thereof, provided that such deposit is either (i) insured by the Federal Deposit Insurance Corporation or (ii) properly secured by such bank by pledging direct obligations of the United States of America having a market value not less than the face amount of such deposits;

     (5) commercial paper maturing within 270 days of the acquisition thereof and, at the time of acquisition, having a rating of A-1 or higher by Standard & Poor's Ratings Group, or P-1 or higher by Moody's Investors Service, Inc.;

     (6) eligible banker's acceptances, repurchase agreements and tax-exempt municipal bonds having a maturity of less than one year, in each case having a rating of, or that is the full recourse obligation of a person whose senior debt is rated, A or higher by Standard & Poor's Ratings Group or A2 or higher by Moody's Investors Service, Inc.;

     (7) any other investment having a rating of A or higher or A-1 or higher by Standard & Poor's Ratings Group or A2 or higher or P-1 or higher by Moody's Investors Service, Inc;

     (8)  mutual  funds,  the  stated  investment   policies  of  which  require
substantially all assets in such mutual funds to be invested in one or more other itemized Permitted Investments;

     (9) investments consisting of loans and advances by any of the Borrowers to
(i) the Consolidated Entities and (ii) employees for reasonable travel, relocation, business expenses and other various purposes in the ordinary course of business not exceeding $250,000 in the aggregate;

     (10) other investments made with the express prior written approval of the Required Lenders; and

     (11) any other investment not exceeding $10,000,000 in the aggregate.

     person (whether or not capitalized) shall include natural persons, sole proprietorships, corporations, trusts, unincorporated organizations, associations, companies, institutions, entities, joint ventures, partnerships, limited liability companies and Governmental Authorities.

     Plan shall mean any "employee pension benefit plan" as defined in Section 3(3) of ERISA which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and which is maintained, or contributed to, by Hibbett or any ERISA Affiliate for employees of Hibbett or any ERISA Affiliate.

     Prime Rate shall mean that rate of interest designated by the Agent from time to time as its "prime rate", it being expressly understood and agreed that its prime rate is merely an index rate used by the Agent to establish lending rates and is not necessarily the Agent's most favorable lending rate, and that changes in the Agent's prime rate are discretionary with the Agent. Any change in the Prime Rate shall be effective as of the date of such change.

     Principal Office shall mean the principal office of the Agent located at AmSouth Center, 1900 Fifth Avenue North, Birmingham, Alabama 35203, or such other location in Jefferson County, Alabama designated by the Agent by notice to the Borrowers and the Lenders.

     Quarterly  Payment Date shall have the meaning  attributed  to that term in
Section 2.6.

     Quoted Cost of Funds Rate shall mean the per annum rate of interest designated by AmSouth as its quoted cost of funds determined by AmSouth in its sole discretion (provided market conditions and other considerations allow AmSouth to quote such rate), plus the Syndicated Margin.

     Quoted Cost of Funds Rate Period shall mean a period of from one to twenty-nine (29) days commencing on a Business Day selected by the Borrowers with respect to which the Quoted Cost of Funds Rate is (or is proposed to be) applicable to a Quoted Cost of Funds Rate Segment.

     Quoted Cost of Funds Rate Segment shall mean a Segment to which the Quoted Cost of Funds Rate is (or is proposed to be) applicable.

     Regulatory Change shall mean on or after the Closing Date, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent, AmSouth or any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency with respect to maintaining LIBOR Loans or establishing reserves for Letters of Credit, as the case may be.

     Reimbursement Obligation shall mean at any time the obligation of the Borrowers with respect to any Letter of Credit to reimburse the applicable Issuing Bank and the other Lenders to the extent of their respective Letter of Credit Participations for amounts theretofore paid by the Issuing Bank or any other Lender pursuant to a drawing under such Letter of Credit.

     Request for Advance or Interest Rate Election shall have the meaning attributed to that term in Section 2.2.

     Request for Issuance of Letters of Credit shall mean an issuance request duly executed by an officer of Hibbett or other Borrower, as applicable, designated as authorized to sign, substantially in the form of Exhibit K hereto.

     Required Lenders shall mean Lenders having at least 100% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Lenders holding at least 100% of the aggregate unpaid principal amount of the Loans, provided that if any Lender shall have failed to fund its portion of a Syndicated Loan pursuant to Section 2.1 and the Agent has made such Syndicated Loan on such Lender's behalf, the Agent shall be deemed the holder of such portion of such Lender's Commitment for purposes of this definition.

     Revolving Facility shall mean the credit facility made available to the Borrowers by the Lenders under the terms of Article 2 in an aggregate amount of up to $25,000,000 as reduced by the Borrowers pursuant to Section 2.9 hereof.

     Revolving Facility Obligations shall mean the outstanding principal amount of all borrowings under the Revolving Facility consisting of the aggregate principal amount of a Syndicated Loan or a Competitive Bid Loan, all interest accrued thereon, all costs, charges, fees and expenses payable in connection therewith and all extensions and renewals thereof.

     Segment shall mean a portion of the Advances (or all thereof) with respect to which a particular interest rate is (or is proposed to be) applicable.

     Solvent shall mean, as to any person, on a particular date, that such person has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, is able to pay its debts as they mature, owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liability on existing debts as they become mature (including known reasonable contingencies and contingencies that should be included in notes of such person's financial statements pursuant to generally accepted accounting principles), and does not intend to, and does not believe that it will, incur debts or probable liabilities beyond its ability to pay such debts or liabilities as they mature.

     Stores shall mean the existing and hereafter acquired or opened retail sporting goods stores owned and operated by the Borrowers.

     Subsidiary shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Hibbett, and which is a Consolidated Entity.

     Swing Line Advances shall mean the Swing Line Advances made by the Swing Line Lender pursuant to Section 2.4. The term "Swing Line Advances" shall not include borrowings under the Revolving Facility.

     Swing Line  Commitment  shall have the meaning  attributed  to that term in
Section 2.4.

     Swing Line Lender shall mean AmSouth Bank in its capacity as the holder of the Swing Line Commitment and any entity that assumes AmSouth's rights and obligations with respect thereto pursuant to Section 2.4.

     Swing Line Note shall mean (i) the promissory note of the Borrowers issued pursuant to Section 2.8(c) on the Closing Date and (ii) any promissory note issued by the Borrowers to any successor Agent and Swing Line Lender, as it may be amended, supplemented or otherwise modified from time to time.

     Swing Line Obligations shall mean the outstanding principal amount of all Swing Line Advances, all interest accrued thereon, all costs, charges, fees and expenses payable in connection therewith and all extensions and renewals thereof.

     Syndicated Loans shall mean the loans provided for by Section 2.1 hereof, which may be Base Rate Loans or LIBOR Loans.

     Syndicated Loan Segment shall mean a portion of the Advances (or all thereof) for a Syndicated Loan with respect to which a particular interest rate is (or is proposed to be) applicable.

     Syndicated Margin shall mean that percent per annum set forth below, in the case of a Syndicated Loan bearing interest at a LIBOR-Based Rate, which shall be the Syndicated Margin set forth opposite the ratio of Funded Debt to EBITDA at the time of each such Advance as determined based on the most recent financial statements furnished to the Agent pursuant to Section 5.3 or Section 7.3 hereof:

       Ratio of Funded Debt                                           Syndicated
            to EBITDA                                                   Margin

(1)    Equal to or less than 1.25 to 1.00                                   .80%

(2)    Greater than 1.25 to 1.00 but less
       than or equal to 2.0 to 1.00                                        1.05%

(3)    Greater than 2.0 to 1.00 but less
       than or equal to 3.0 to 1.0                                         1.30%

     Syndicated  Notes shall mean the  promissory  notes provided for by Section
2.8 hereof and all promissory notes delivered in substitution or exchange thereof in each case as the same shall be modified and supplemented and in effect from time to time.

     Termination Date means November 5, 2005, as the same may be extended from time to time in accordance with Section 2.14 hereof.

     Total Utilization of Commitment shall mean, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Syndicated Loans, plus (ii) the sum of the then outstanding Letter of Credit Borrowings and Reimbursement Obligations, plus (iii) the aggregate principal amount of all Swing Line Advances outstanding at such time; provided, however, that Total Utilization of Commitment Amount shall be determined without duplication of Syndicated Loans, the proceeds of which are used simultaneously to refund other Syndicated Loans or Swing Line Advances.

     Type shall have the meaning as assigned to such term in Section 1.2 hereof.

     SECTION 1.2 Classes and Types of Loans. Loans hereunder are distinguished by "Class" and "Type". The "Class" of a Loan refers to whether such Loan is a Competitive Bid Loan or a Syndicated Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan, a LIBOR Loan, an Absolute Rate Loan or a LIBOR Market Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

                                    ARTICLE 2

                            REVOLVING FACILITY TERMS

         SECTION 2.1  Syndicated Loans.

     (a) From and after the Closing Date to (but not including) the Termination Date, on the terms and subject to the conditions set forth in this Agreement, each Lender severally agrees to lend to the Borrowers, jointly and severally, and the Borrowers may borrow, repay and reborrow, an amount not exceeding the difference between (i) such Lender's Commitment in effect from time to time, less the then outstanding principal amount of such Lender's Syndicated Loans and
(ii) the sum of such Lender's share of the then outstanding (x) Letter of Credit Borrowings, (y) Reimbursement Obligations and (z) Swing Line Advances (excluding Swing Line Advances to be repaid with the proceeds of Syndicated Loans); provided, however, that no more than seven (7) different Interest Periods for both Syndicated Loans and Competitive Bid Loans combined may be outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous). All Syndicated Loans made by the Lenders to the Borrowers under this Agreement with respect to the Revolving Facility shall be evidenced by a promissory note for each Lender each dated the Closing Date payable to the order of each Lender, duly executed by the Borrowers, and in the aggregate maximum principal amount of $25,000,000, all as provided in Section 2.8 hereof. The Syndicated Loans shall bear interest as provided in Article 3 below. The unpaid principal amount of all Loans hereunder shall not exceed the Revolving Facility, and each Syndicated Loan made hereunder shall be allocated pro rata among the Lenders based upon their
Applicable Commitment Percentage regardless of amounts outstanding under Competitive Bid Loans.

     (b) If a draft drawn under any Letter of Credit is paid by the Issuing Bank, and the Borrowers fail or refuse to reimburse the Issuing Bank for such payment, as required by Section 2.5, on or before the close of business on the next Business Day after demand is made by the Issuing Bank on the Borrowers for such reimbursement, the Borrowers hereby authorize the Agent, upon the request and on behalf of the Issuing Bank, without the requirement of notice to the Borrowers, to satisfy the Reimbursement Obligation created by the payment of such draft by making a Syndicated Loan to the Borrowers under the Revolving Facility with interest at the Base Rate. Such Syndicated Loans shall not be subject to the provisions of Section 2.2. If the Issuing Bank requests that the Agent request a Syndicated Loan, specifying in such request to the Agent the aggregate amount of the Syndicated Loan and the date on which such Syndicated Loan is to be made, the Agent shall provide notice thereof to each Lender by telephone or facsimile specifying the amount of the Syndicated Loan to be made by such Lender and the date on which the Syndicated Loan is to be made. If such notice to a Lender is given by the Agent at or before 11:00 a.m. Lender's Local Time on any Business Day, such Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make a Syndicated Loan in the amount of such Lender's Applicable Commitment Percentage of the reimbursement amount and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:00 p.m. Birmingham, Alabama time on the same Business Day. If such notice to a Lender is given by the Agent after 11:00 a.m. Lender's Local Time on any Business Day, such Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make a Syndicated Loan in the amount of such Lender's Applicable Commitment Percentage of the reimbursement amount and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 12:00 noon Birmingham, Alabama time on the next following Business Day. Each such Syndicated Loan shall bear interest at the Base Rate.

     (c) Each Participating Entity, separately and severally, hereby appoints and designates Hibbett as its agent and attorney-in-fact to act on behalf of it for all purposes of the Loan Documents. Hibbett shall have authority to exercise on behalf of each Participating Entity all rights and powers that Hibbett deems necessary, incidental or convenient in connection with the Loan Documents, including the authority to execute and deliver certificates, documents, agreements and other instruments referred to or provided for in the Loan Documents, request Advances and elect interest rate options hereunder, request the issuance of Letters of Credit, receive all proceeds of Advances, give all notices, approvals and consents required or requested from time to time by the Lender and take any other actions and steps that each Participating Entity could take for its own account in connection with the Loan Documents from time to time, it being the intent of each Participating Entity to grant to Hibbett plenary power to act on behalf of each Participating Entity in connection with and pursuant to the Loan Documents. The appointment of Hibbett as agent and attorney-in-fact for each Participating Entity hereunder shall be coupled with an interest and be irrevocable so long as any Loan Document shall remain in effect. Neither the Agent nor the Lenders need obtain any Participating Entity's consent or approval for any act taken by Hibbett pursuant to any Loan Document, and all such acts shall bind and obligate Hibbett and each Participating Entity, jointly and severally. Each Participating Entity forever waives and releases any claim (whether now or hereafter arising) against the Lender based on any claim of Hibbett's lack of authority to act on behalf of each Participating Entity in connection with the Loan Documents.

     (d) Each of the Participating Entities, and by its acceptance of this Agreement, the Lenders hereby confirm that it is the intention of all such Persons that this Agreement and the Obligations of each of the Participating Entities hereunder not constitute a fraudulent transfer or conveyance for purposes of the United States Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar governmental requirement covering the protection of creditors' rights or the relief of debtors to the extent applicable to this Agreement and the Obligations of each of the Participating Entities hereunder. To effectuate the foregoing intention, each of the Participating Entities, the Agent and the Lenders hereby irrevocably agree that the Obligations and all of the other liabilities of each of the Participating Entities under this Agreement shall be limited to the maximum amount as will, after giving effect to such maximum amount and all of the other contingent and fixed liabilities of such Participating Entities that are relevant under such Laws, and after giving effect to any collections from, any rights to receive contributions from, or any payment made by or on behalf of any of the other Participating Entities in respect of the Obligations of such other Participating Entities under this Agreement, result in the Obligations and all of the other liabilities of each of the Participating Entities under this Agreement not constituting a fraudulent transfer or conveyance.

     (e) Each Initial Participating Entity (i) acknowledges that it has had full and complete access to the underlying papers relating to the Credit Obligations and all other papers executed by any person in connection with the Credit Obligations, has reviewed them and is fully aware of the meaning and effect of their contents; (ii) is fully informed of all circumstances that bear upon the risks of executing this Agreement and the other Loan Documents that a diligent inquiry would reveal; (iii) has adequate means to obtain from Hibbett on a continuing basis information concerning Hibbett's financial condition and is not depending on the Agent or the Lenders to provide such information, now or in the future; and (iv) agrees that neither the Agent nor the Lenders shall have any obligation to advise or notify it or to provide it with any data or information.

     (f) Each Initial Participating Entity hereby agrees that its obligations and liabilities with respect to the Credit Obligations are joint and several with Hibbett, continuing, absolute and unconditional (subject to the provisions of subsection (d) of this section). Without limiting the generality of the foregoing, the obligations and liabilities of each Initial Participating Entity with respect to the Credit Obligations shall not be released, discharged, impaired, modified or in any way affected by (i) the invalidity or unenforceability of any Loan Document, (ii) the failure of the Agent or the Lenders to give each Initial Participating Entity a copy of any notice given to Hibbett, (iii) any modification, amendment or supplement of any obligation, covenant or agreement contained in any Loan Document, (iv) any compromise, settlement, release or termination of any obligation, covenant or agreement in any Loan Document, (v) any waiver of payment, performance or observance by or in favor of Hibbett of any obligation, covenant or agreement under any Loan Document, (vi) any consent, extension, indulgence or other action or inaction, or any exercise or non-exercise of any right, remedy or privilege with respect to any Loan Document, (vii) the extension of time for payment or performance of any of the Credit Obligations, or (viii) any other matter that might otherwise be raised in avoidance of, or in defense against an action to enforce, the obligations of each Initial Participating Entity under this Agreement, the Revolving Facility, the Notes or any other Loan Document.

     (g) None of the Borrowers will exercise any rights that it may have or acquire by way of subrogation under this Agreement or any of the other Loan
Documents or the Subrogation and Contribution Agreement referred to in subsection (h) below, by any payment made hereunder or under any of the other Loan Documents or otherwise, until all the Credit Obligations have been paid in full and this Agreement has been terminated and is no longer subject to reinstatement under Section 10.8. If any amount shall be paid to a Borrower on account of any such subrogation rights at any time when all of the Credit Obligations shall not have been paid in full and this Agreement terminated, such amount shall be held in trust for the benefit of the Lenders and shall be paid forthwith to the Lenders to be credited and applied upon the Credit Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

     (h) The Borrowers will not amend or waive any provision of the Amended and Restated Subrogation and Contribution Agreement dated the Closing Date entered into by the Borrowers nor consent to any departure from such Subrogation and Contribution Agreement, without having obtained the prior written consent of the Lenders to such amendment, waiver or consent.

     (i) Each person that is to become after the Closing Date a Participating Entity shall, at the time it is to become a Participating Entity, execute and deliver to the Lender, in accordance with the provisions of Section 7.13, an Assumption Agreement in the form attached hereto as Exhibit E ("Assumption Agreement").

         SECTION 2.2  Advances of Syndicated Loans.

     (a) Except as otherwise provided in Section 2.1(b), Advances of Syndicated Loans shall be made no more frequently than once in each week, shall be in an amount not less than $3,000,000 and shall be in an integral multiple of $100,000. Each request for an Advance of a Syndicated Loan must be in writing (which may be by facsimile transmission) and must be received by the Agent not later than (x) 11:00 a.m., Birmingham, Alabama time, at least three Business Days prior to the date of any LIBOR Loan and (y) 10:00 a.m., Birmingham, Alabama time, on the day which such Advance is to be made in the case of a Base Rate Loan. Each request for an Advance of a Syndicated Loan shall be in the form attached hereto as Exhibit B ("Request for Advance or Interest Rate Election") and shall specify the amount of the Advance requested, the date as of which the Advance is to be made, and shall provide the interest rate information called for in Section 3.2.

     (b) Unless the Required Lenders shall otherwise require, the Agent may accept from the Borrowers telephonic or facsimile requests for Advances of Syndicated Loans without requiring the submission of a Request for Advances or Interest Rate Election form. Any request for Advances of Syndicated Loans not made in writing shall be promptly confirmed in writing, which may be by facsimile. The Agent shall promptly furnish each Lender by facsimile a copy of each Request for Advance or Interest Rate Election or, unless such Lender objects, convey to such Lender by telephone or facsimile transmission the information contained in the Request for Advances or Interest Rate Election or other form of request for Advances received from the Borrowers. Not later than 1:00 P.M. Birmingham, Alabama time, on the date specified for each Advance of a Syndicated Loan hereunder, each Lender shall make available the amount of the Syndicated Loan or Loans to be made by it on such date to the Agent at the Principal Office, in Dollars and in immediately available funds, and the amount received by the Agent shall be made available to the Borrowers by depositing the proceeds thereof into an account with the Agent in the name of the Borrowers.

     (c) The Lenders' obligation to make Advances of Syndicated Loans shall terminate, if not sooner terminated pursuant to other provisions of this Agreement, on the Termination Date. The Lenders shall have no obligation to make Advances of Syndicated Loans if a Default has occurred and is continuing. Each Request for Advance or Interest Rate Election, whether submitted under this
Section 2.2 in connection with a requested Advance or under Section 3.2 in connection with an interest rate election and each Request for Issuance of Letters of Credit, shall be signed by an officer of Hibbett designated as authorized to sign and submit Request for Advance or Interest Rate Election or Request for Issuance of Letters of Credit forms in the documents submitted to the Agent pursuant to Section 6.3 below. Hibbett may, from time to time, by notice to the Agent, terminate the authority of any person to submit Request for Advance or Interest Rate Election or Request for Issuance of Letters of Credit forms and designate new or additional persons to so act by delivering to the Agent a certificate of the Secretary or Assistant Secretary of Hibbett certifying the incumbency and specimen signature of each such person. The Agent and the Lenders shall be entitled to rely conclusively upon the authority of any person so designated by Hibbett.

         SECTION 2.3  Competitive Bid Loans.

     (a) In addition to borrowings of Syndicated Loans, at any time prior to the Termination Date the Borrowers may request the Lenders to make offers to make Competitive Bid Loans to the Borrowers in Dollars. The Lenders may, but shall have no obligation to, make such offers and the Borrowers may, but shall have no obligation to, accept any such offers in the manner set forth in this Section
2.3. Competitive Bid Loans may be LIBOR Market Loans or Absolute Rate Loans (each a "Type" of Competitive Bid Loan), provided that:

     (i) there may be no more than seven (7) different Interest Periods for both Syndicated Loans and Competitive Bid Loans combined outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); and

     (ii) the aggregate principal amount of all Competitive Bid Loans, together with the sum of the aggregate principal amount of all outstanding Syndicated Loans, Swing Line Advances, Letter of Credit Borrowings and Reimbursement Obligations shall not exceed the aggregate amount of the Commitments at such time.

     (b) When the Borrowers wish to request offers to make Competitive Bid Loans, Hibbett shall give the Agent (which shall promptly notify the Lenders) notice (a "Competitive Bid Quote Request") to be received by the Agent not later than 10:00 a.m. Birmingham, Alabama time, on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day next preceding the date of borrowing proposed therein, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as Hibbett and the Agent, with the consent of the Required Lenders, may approve). Hibbett may request offers to make Competitive Bid Loans for not more than two (2) different Interest Periods in a single Competitive Bid Quote Request (for which purpose Interest Periods in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); provided that the request for each separate Interest Period shall constitute a separate Competitive Bid Quote Request for a separate borrowing (a "Competitive Bid Borrowing"), and there shall not be outstanding at any one time more than five (5) Competitive Bid Borrowings. Each Competitive Bid Quote Request shall be substantially in the form of Exhibit C hereto and shall specify as to each Competitive Bid Borrowing:

     (i) the proposed date of such borrowing, which shall be a Business Day;

     (ii) the aggregate amount of such Competitive Bid Borrowing, which shall be at least $3,000,000 and in multiples of $100,000 but shall not cause the limits specified in Section 2.3(a) hereof to be exceeded;

     (iii) the duration of the Interest Period applicable thereto;

     (iv) whether the Competitive Bid Quote requested is for a LIBOR Market Loan or an Absolute Rate Loan; and

     (v) if the Competitive Bid Quote requested is for an Absolute Rate Loan, the date on which the Competitive Bid Quote is to be submitted (the "Quotation Date").

     Except as otherwise provided in this Section 2.3(b), no Competitive Bid Quote Request shall be given within five (5) Business Days (or such other number of days as Hibbett and the Agent, with the consent of the Required Lenders, may approve) of any other Competitive Quote Request.

     (c) (i) Each Lender may submit one or more Competitive Bid Quotes, each containing an offer to make a Competitive Bid Loan in response to any Competitive Bid Quote Request; provided that, if Hibbett's request under Section 2.3(b) hereof specified more than one Interest Period, such Lender may make a single submission containing one or more Competitive Bid Quotes for each such Interest Period. Each Competitive Bid Quote must be submitted to the Agent not later than (x) 1:00 p.m. Birmingham, Alabama time, on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction, or (y) 10:00 a.m. Birmingham, Alabama time on the Quotation Date, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as Hibbett and the Agent, with the consent of the Required Lenders, may approve), provided that any Competitive Bid Quote may be submitted by AmSouth only if AmSouth notifies Hibbett of the terms of the offer contained therein not later than (x) noon Birmingham, Alabama time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 8:45 a.m. Birmingham, Alabama time on the Quotation Date, in the case of an Absolute Rate Auction. Subject to Sections 4.5, 4.6 and Article 6 and 9 hereof, any Competitive Bid Quote so made shall be irrevocable except with the consent of the Agent given on the instructions of the Borrowers.

     (ii) Each Competitive Bid Quote shall be substantially in the form of Exhibit D hereto and shall specify:

     (A) the proposed date of borrowing and the Interest Period therefor;

     (B) the principal amount of the Competitive Bid Loan for which each such Competitive Bid Quote is being made, which principal amount shall be at least $1,000,000 (or a larger multiple of $100,000); provided that the aggregate principal amount of all Competitive Bid Loans for which a Lender submits Competitive Bid Quotes may not exceed the principal amount of the Competitive Bid Borrowing for a particular Interest Period for which offers were requested;

     (C) in the case of a LIBOR Auction, the margin above or below the applicable LIBOR-Based Rate (the "LIBOR Margin") offered for each Competitive Bid Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable LIBOR-Based Rate;

     (D) in the case of an Absolute Rate Auction, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) offered for each such Competitive Bid Loan (the "Absolute Rate"); and

     (E) the identity of the quoting Lender.

     Unless otherwise agreed by the Agent and Hibbett, no Competitive Bid Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Quote Request and, in particular, no Competitive Bid Quote may be conditioned upon acceptance by Hibbett of all (or some specified minimum) of the principal amount of the Competitive Bid Loan for which such Competitive Bid Quote is being made.

     (d) The Agent shall (x) in the case of a LIBOR Auction, by 3:00 p.m. Birmingham, Alabama time, on the day a Competitive Bid Quote is submitted or (y) in the case of an Absolute Rate Auction, as promptly as practicable after a Competitive Bid Quote is submitted (but in any event not later than 10:30 a.m. Birmingham, Alabama time on the Quotation Date), notify Hibbett of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with
Section 2.3(c) and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to Hibbett shall specify (A) the aggregate principal amount of the Competitive Bid Borrowing for which Competitive Bid Quotes have been received and (B) the respective principal amounts and LIBOR Margins or Absolute Rates, as the case may be, so offered by each Lender (identifying the Lender that made each Competitive Bid Quote).

     (e) Not later than 11:30 a.m. Birmingham, Alabama time on (x) the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) the Quotation Date, in the case of an Absolute Rate Auction (or, in any such case, such other time and date as Hibbett and the Agent, with the consent of the Required Lenders, may approve), Hibbett shall notify the Agent of its acceptance or nonacceptance of the offers submitted pursuant to Section 2.3(d) hereof (and the failure of Hibbett to give such notice by such time shall constitute nonacceptance) and the Agent shall promptly notify each affected Lender. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. Hibbett may accept any Competitive Bid Quote in whole or in part (provided that any Competitive Bid Quote accepted in part shall be at least $1,000,000 or a larger multiple of $100,000); provided that:

     (i) the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

     (ii) the aggregate principal amount of each Competitive Bid Borrowing shall be at least $3,000,000 (or a larger multiple of $100,000) but shall not cause the limits specified in Section 2.3(a) hereof to be exceeded;

     (iii) acceptance of offers may be made only in ascending order of LIBOR Margins or Absolute Rates, as the case may be, in each case beginning with the lowest rate so offered; and

     (iv) Hibbett may not accept any offer where the Agent has correctly advised Hibbett that such offer fails to comply with Section 2.3(c) hereof or otherwise fails to comply with the requirements of this Agreement (including Section 2.3(a) hereof).

     If offers are made by two or more Lenders with the same LIBOR Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount with respect to which offers are accepted for the related Interest Period after the acceptance of all offers, if any, of all lower LIBOR Margins or Absolute Rates, as the case may be, offered by any Lender for such related Interest Period, the principal amount of Competitive Bid Loans with respect to which such offers are accepted shall be allocated by Hibbett among such Lenders as nearly as possible (in amounts of at least $1,000,000 or larger multiples of $100,000) in proportion to the aggregate principal amount of such offers. Determinations by Hibbett of the amounts of Competitive Bid Loans and the lowest bid after adjustment as provided in Section 2.3(e)(iii) shall be conclusive in the absence of manifest error.

     (f) Any Lender whose offer to make any Competitive Bid Loan has been accepted shall, not later than noon Birmingham, Alabama time on the date specified for the making of such Loan, make the amount of such Loan available to the Agent at the Principal Office in Dollars and in immediately available funds, for the account of the Borrowers. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrowers on such date by depositing the same, in Dollars and in immediately available funds, in an account of the Borrowers maintained at the Principal Office. The Borrowers shall pay the Agent, for its sole account, $100 for each request to make Competitive Bid Loans.

         SECTION 2.4  Swing Line Advances.

     (a) The Swing Line Lender hereby agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Advances permitted to be outstanding from time to time and subject to the other terms and conditions hereof, to make a portion of the Commitment available to the Borrowers from time to time during the period from the Closing Date to but excluding the second day prior to the Termination Date by making Swing Line Advances to the Borrowers in an aggregate amount not exceeding the amount of the Swing Line Commitment; provided, however, in no event shall the Swing Line Advances, when aggregated with the Swing Line Lender's outstanding Syndicated Loans, exceed its Commitment. The Swing Line Lender's commitment to make Swing Line Advances to the Borrowers pursuant to this Section 2.4(a) is herein called its "Swing Line Commitment," and the original amount of the Swing Line Commitment is $7,000,000 and may not be increased without the consent of the Required Lenders. Amounts borrowed under this Section 2.4(a) may be repaid and reborrowed at any time and from time to time to but excluding the second day prior to the Termination Date on which second day all Swing Line Obligations shall be paid in full by the Borrowers. All Swing Line Advances made by the Swing Line Lender to the Borrowers under this Agreement shall be evidenced by a master promissory note dated the Closing Date payable to the order of such Swing Line Lender, duly executed by the Borrowers, and in a face amount of $7,000,000 (the "Swing Line Note"). The Swing Line Advances shall bear interest at the Base Rate or the Quoted Cost of Funds Rate as provided in Article 3 below.

     Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Advances and the Swing Line Commitment shall be subject to the following limitations in the amounts and during the periods indicated:

     (i) in no event shall the Total Utilization of Commitments at any time exceed the aggregate Commitments then in effect; and

     (ii) any reduction of the Commitments made pursuant to Section 2.9 that reduces the aggregate Commitments to an amount less than the then current amount of the Swing Line Commitment shall result in an automatic corresponding reduction of the Swing Line Commitment to the amount of the Commitments, as so reduced, without any further action on the part of the Swing Line Lender.

     (b) Whenever the Borrowers desire that the Swing Line Lender make a Swing Line Advance under Section 2.4(a), it shall deliver to the Swing Line Lender a Request for Advances or Interest Rate Election form no later than 1:30 p.m. (Birmingham, Alabama time) on the proposed day the Swing Line Advance is to be made (which shall be a Business Day). Each request for Swing Line Advances (A) shall specify (i) that the proposed borrowing shall be a Swing Line Advance,
(ii) the proposed day the Swing Line Advance is to be made, (iii) the amount of the Swing Line Advance requested (which shall be in the amount of $100,000 and integral multiples of $10,000 in excess thereof) and (iv) that the Total Utilization of Commitment Amounts (after giving effect to the proposed borrowing) does not at any time exceed the Commitments then in effect and (B) shall provide the interest rate information called for in Section 3.2. In lieu of delivering a Request for Advances or Interest Rate Election form, the Borrowers may give the Agent telephonic notice by the required time of any proposed borrowing of Swing Line Advances under this Section 2.4; provided that such notice shall be promptly confirmed in writing by delivery to the Agent of a Request for Advances or Interest Rate Election form on or prior to the day the Swing Line Advance is to be made, which may be given by facsimile. Not later than 2:00 p.m. Birmingham, Alabama time on the date specified for the Swing Line Advance to be made, the Swing Line Lender shall make available the amount of the Swing Line Advance to the Borrowers, at the option of Hibbett, by (a) depositing the proceeds thereof into an account with the Swing Line Lender or with an Affiliate of the Swing Line Lender in the name of Hibbett, acting in its capacity as agent for itself and each Participating Entity pursuant to Section 2.1(c) above, or (b) sending the proceeds thereof by wire transfer to an account with another Lender, in the name of Hibbett, acting in its said capacity as agent for itself and each Participating Entity pursuant to Section 2.1(c) above.

     (c) The Swing Line Lender shall on behalf of the Borrowers (who hereby irrevocably direct the Swing Line Lender to act on their behalf), on one Business Day's notice given by the Swing Line Lender to each Lender no later than 10:00 a.m. (Birmingham, Alabama time), request each Lender to make, and each Lender hereby agrees to make, a Syndicated Loan (which Syndicated Loan shall initially be calculated at the Base Rate), in an amount equal to such Lender's Applicable Commitment Percentage of the aggregate amount of the Swing Line Advances outstanding on the date of such notice (the "Refunded Swing Line Advances"), to repay the Swing Line Lender. Each Lender (other than the Swing Line Lender) shall make the amount of its Syndicated Loan available to the Agent by depositing the amount thereof in immediately available funds at the Agent's Principal Office on the next Business Day. Anything contained in this Agreement to the contrary notwithstanding (i) the proceeds of such Syndicated Loan made by the Lenders other than the Swing Line Lender shall be delivered immediately to the Swing Line Lender (and not to the Borrowers) and applied to repay a corresponding portion of the Refunded Swing Line Advances and (ii) on the day such Syndicated Loan is made, the Swing Line Lender's Applicable Commitment Percentage of the Refunded Swing Line Advances shall be deemed to be paid with the proceeds of a Syndicated Loan made by the Swing Line Lender and such portion of the Swing Line Advances deemed to be so paid shall no longer be outstanding as Swing Line Advances and shall no longer be due under the Swing Line Note of the Swing Ling Lender but shall be outstanding as Syndicated Loan and shall be due under the Syndicated Note of the Swing Line Lender in its capacity as a Lender. If any portion of any such amounts paid (or deemed to be paid) to the Swing Line Lender should be recovered by or on behalf of the Borrowers from the Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be shared ratably among all the Lenders in the manner contemplated by Section 2.11.

     (d) If, as a result of any bankruptcy or similar proceeding with respect to the Borrowers, a Syndicated Loan is not made pursuant to Section 2.4(c) in an amount sufficient to repay any amounts owed to the Swing Line Lender with respect to any outstanding Swing Line Advances or if the Swing Line Lender shall so request each Lender for any reason, the Swing Line Lender shall be deemed to have sold without recourse or representation or warranty, and each Lender shall be deemed to have purchased and hereby agrees to purchase, a participation in such outstanding Swing Line Advance in an amount equal to its Applicable
Commitment Percentage of the unpaid amount thereof together with accrued interest thereon. Upon one Business Day's notice from the Swing Line Lender, each Lender (other than the Swing Line Lender) shall deliver to the Swing Line Lender an amount equal to its respective participation in immediately available funds at the Agent's Principal Office. In the event any such Lender fails to make available to the Swing Line Lender the amount of such Lender's participation as provided in this paragraph, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Base Rate in effect from time to time.

     (e) Anything contained herein to the contrary notwithstanding, the obligation of each Lender (other than the Swing Line Lender) to make Syndicated Loan for the purpose of repaying any Refunded Swing Line Advances pursuant to
Section 2.4(c) and such Lender's obligation to purchase a participation in any unpaid Swing Line Advances pursuant to Section 2.4(d) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default;
(iii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise), or prospects of the Borrowers or any of its Consolidated Entities; (iv) any breach of this Agreement by any party hereto; or
(v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         SECTION 2.5  Letter of Credit Borrowings.

     (a) From and after the Closing Date to and including thirty (30) Business Days prior to the Termination Date, the Borrowers may, by submission to the Agent of a Request for Issuance of Letters of Credit, from time to time request that Letters of Credit be issued upon the terms and subject to the conditions of this Agreement for the account of the Borrowers in such amounts as may be requested by the Borrowers, up to a maximum aggregate amount of Letter of Credit Borrowings at any one time outstanding that, when added to (i) the then outstanding Reimbursement Obligations plus (ii) the then outstanding Swing Line Advances, Syndicated Loans and Competitive Bid Loans, would not exceed the Commitments then in effect; provided, however, that no Letter of Credit shall be issued if the issuance thereof would cause the aggregate outstanding amount of Letter of Credit Borrowings and Reimbursement Obligations to exceed $5,000,000.

     (b) Each Request for Issuance of Letters of Credit shall be submitted to the Agent by Hibbett, on behalf of itself and the other Borrowers, at least three Business Days prior to the date the Letter of Credit is to be issued (or such shorter period as may be agreed to by the Agent), shall obligate the Borrowers to reimburse the Issuing Bank on demand for any amounts drawn under such Letter of Credit and such other sums as may be provided for herein, and shall be executed by a duly authorized officer of Hibbett, on behalf of itself and the other Borrowers, as applicable. On the same day that the Agent receives a Request for Issuance of Letters of Credit, the Agent shall notify the Lender requested by the Borrowers to issue a Letter of Credit and the other Lender or Lenders of receipt of such Request for Issuance of Letters of Credit. If the Lender requested by the Borrowers to issue the Letter of Credit is a Lender other than AmSouth, and such Lender declines to issue such Letter of Credit, or if the Borrowers fail to specify the Lender that is to issue the Letter of Credit, AmSouth shall issue the Letter of Credit requested by the Borrowers and shall be the Issuing Bank with respect thereto. The Issuing Bank (whether the Lender requested by the Borrowers to issue the Letter of Credit or AmSouth) shall issue the Letter of Credit and will make available to the beneficiary thereof the original of such Letter of Credit, as directed by Hibbett in the Request for Issuance of Letters of Credit.

     (c) Each Letter of Credit shall (i) be a letter of credit issued in the ordinary course of the business of the Borrowers; (ii) expire by its terms on a date not later than thirty (30) Business Days prior to the Termination Date;
(iii) be in an amount that complies with paragraph (a) of this Section 2.5; (iv) not conflict with any law or regulation binding on the Issuing Bank; and (v) contain such further provisions and conditions as are standard and reasonable for ordinary irrevocable letters of credit and as may be requested by Hibbett, on behalf of itself and each Participating Entity, and reasonably satisfactory to the Issuing Bank.

     (d) In accordance with the provisions of Section 2.1(b), the Issuing Bank shall notify the Agent and the other Lender or Lenders of any drawing under any Letter of Credit issued for the account of the Borrowers as promptly as practicable following the receipt by the Issuing Bank of such drawing.

     (e) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof a Letter of Credit Participation in the liability of the Issuing Bank with respect to each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank as hereinafter described, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit. Simultaneously with the making of a Syndicated Loan made under Section 2.1(b) by a Lender, such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Letter of Credit Participation in an amount equal to such Syndicated Loan (excluding the portion thereof constituting interest) in the related Reimbursement Obligation of the Borrowers. The Reimbursement Obligations of the Borrowers shall be immediately due and payable, whether by Syndicated Loans made in accordance with Section 2.1(b) or otherwise. Each Lender's obligation to make payment to the Agent for the account of the Issuing Bank pursuant to this Section 2.5(e), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever; provided, however, that nothing contained in this sentence shall limit the Issuing Bank's liability for its gross negligence or willful misconduct in improperly honoring a draft drawn under a Letter of Credit.

     (f) For each Letter of Credit that the Issuing Bank issues (and all renewals thereof), the Borrowers pay to the Agent for the benefit of the Lenders a letter of credit fee payable on each Quarterly Payment Date in arrears, computed at the Syndicated Margin for LIBOR Loans in effect from time to time during the calendar quarter ended on the day next preceding the Quarterly Payment Date based on the aggregate amount of Letter of Credit Borrowings outstanding from time to time during such calendar quarter. In addition, for each Letter of Credit that is issued (and all renewals thereof), the Borrowers agree to pay to the Agent in advance, for the sole account of the Issuing Bank, an issuance or renewal fee, as the case may be, equal to one-eighth of one percent (1/8%) per annum on the stated amount of the Letter of Credit being issued or renewed. Such fee shall be payable in advance on the date of issuance or renewal, as the case may be.

     The Borrowers acknowledge that each Issuing Bank will be required by applicable rules and regulations of the Federal Reserve Board to maintain reserves for its liability to honor draws made pursuant to a Letter of Credit notwithstanding the obligation of the Lenders for a Letter of Credit
Participation  in such  liability.  The Borrowers agree to reimburse the Issuing
Bank promptly for all additional costs incurred by reason of any Regulatory Change that the Issuing Bank may hereafter incur solely by reason of its acting as issuer of the Letters of Credit and its being required to reserve for such liability, it being understood by the Borrowers that other interest and fees payable under this Agreement do not include compensation of the Issuing Bank for such reserves. Each Issuing Bank shall furnish to the Borrowers, at the time of such Issuing Bank's demand for payment of such additional costs, the computation of such additional cost, which shall be conclusive absent demonstrable error, provided that such computations are made on a reasonable basis.

     The Borrowers shall pay to the Issuing Bank administrative and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrowers shall agree from time to time.

     (g) If a draft drawn under a Letter of Credit is presented to the Issuing Bank and the Issuing Bank honors such draft, the Borrowers shall, promptly upon demand of the Issuing Bank therefor and no later than the Business Day following the date of such demand, reimburse the Issuing Bank for the amount of such draft, with interest thereon (i) from the date such draft is honored by the Issuing Bank to but not including the date the Issuing Bank makes demand on the Borrowers for reimbursement, at the applicable Federal Funds Effective Rate and
(ii) if the Borrowers do not reimburse the Issuing Bank on the date such demand is made, from the date on which such demand is made to, but not including, the date of reimbursement by the Borrowers to the Issuing Bank, at the Base Rate then in effect.

     SECTION 2.6 Payments. All interest accrued on Syndicated Loans and Reimbursement Obligations subject to the Base Rate shall be payable on the first day of each successive January, April, July and October (each, a "Quarterly Payment Date"), commencing on January 1, 2004 and upon payment in full of such Syndicated Loans and Reimbursement Obligations. All interest accrued on each Quoted Cost of Funds Rate Segment shall be payable on the last day of the applicable Quoted Cost of Funds Rate Period. All interest accrued at the Base Rate on Swing Line Advances shall be payable in arrears on the first day of each month commencing on January 1, 2004, upon payment of such Swing Line Advance (whether paid by the Borrowers or paid with the proceeds of Syndicated Loans or participations therein) and upon maturity (whether by acceleration or otherwise). All interest accrued on each Loan subject to a Fixed Rate having an Interest Period of three months or less shall be payable at the end of the applicable Interest Period then in effect. All interest accrued on each Loan subject to a Fixed Rate having an Interest Period of greater than three months shall be payable (a) on the date that is three months after the initial date of the Interest Period applicable to such Loan and (b) the last day of the Interest Period applicable to such Loan. The principal amount of Swing Line Advances, Syndicated Loans, and Reimbursement Obligations, together with accrued interest thereon, shall be due on the Termination Date. The principal amount of Competitive Bid Loans shall be paid on the last day of the Interest Period for such Competitive Bid Loan. All payments of Credit Obligations shall be payable to the Agent on or before 10:00 a.m. Birmingham, Alabama time on the date when due, at the Principal Office in Dollars and in immediately available funds free and clear of all rights of set-off or counterclaim. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that, in the case of LIBOR Loans, if the next succeeding Business Day falls in another calendar month, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts. Payments received by the Lenders shall be applied first to expenses, fees and charges, then to accrued interest and finally to principal.

         SECTION 2.7  Prepayment.

     (a) The Borrowers may at any time prepay all or any part of the Advances, without premium or penalty (except as set forth below); provided, however, that no Fixed Rate Segment may be prepaid during an Interest Period unless the Borrowers shall pay to the Agent the amounts required by Section 4.5 hereof. The Borrowers shall pay all interest accrued to the date of prepayment on any amount prepaid as permitted under the terms of the next preceding sentence on or prior to the Termination Date in connection with the prepayment in full of the Credit Obligations and the concurrent termination of this Agreement. The Borrowers shall give the Agent notice of its intent to pay any Base Rate Loan not later than 10:00 a.m. on the date of payment. Failure to give such notice shall result in payment of interest through the next succeeding Business Day on the amount so paid.

     (b) If at any time the principal amount of the Advances, together with the sum of the then outstanding Letter of Credit Borrowings and Reimbursement Obligations, is greater than the Commitments then in effect, the Borrower shall immediately make a prepayment (notwithstanding the provisions of clause (a) of this section, but subject to the provisions of Section 4.5) on the Advances equal to the difference between (a) said aggregate principal amount of the Advances plus the sum of the then outstanding Letter of Credit Borrowings and Reimbursement Obligations and (b) the Commitments.

         SECTION 2.8  Notes.

     (a) The Syndicated Loans made by each Lender shall be evidenced by a single promissory note of the Borrowers substantially in the form of Exhibit F-1 hereto, dated the Closing Date, payable to such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

     (b) The Competitive Bid Loans made by any Lender shall be evidenced by a single promissory note of the Borrowers substantially in the form of Exhibit F-2 hereto, dated the Closing Date, payable to such Lender and otherwise duly completed.

     (c) The Swing Line Advances made by any Swing Line Lender shall be evidenced by a single promissory note of the Borrowers substantially in the form of Exhibit F-3 hereto, dated the Closing Date, payable to such Swing Line Lender and otherwise duly completed.

     (d) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books; provided that the failure of such Lender to make, or any error by the Lender in making, any such recordation shall not affect the obligations of the Borrowers to make a payment when due of any amount owing hereunder or under such Note with respect to the Loans to be evidenced by such Note.

     SECTION 2.9 Reduction in Revolving Facility. The Borrowers shall have the right from time to time on each Quarterly Payment Date, upon not less than three
(3) Business Days' written notice to the Agent, to reduce the amount of the Revolving Facility. The Agent shall give each Lender, within one (1) Business Day thereafter, telephonic notice (confirmed in writing) of such reduction. Each such reduction shall be in the aggregate principal amount of $5,000,000 or a larger integral multiple of $1,000,000, and shall permanently reduce the Commitment of each Lender on a pro rata basis. No such reduction shall result in payment of a Fixed Rate Segment other than on the last day of the respective Interest Period. Each reduction of the Revolving Facility shall be accompanied by payment of the Loans to the extent that the Credit Obligations exceed the Revolving Facility after giving effect to such reductions together with accrued and unpaid interest on the amounts prepaid.

     SECTION 2.10 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

     SECTION 2.11 Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Syndicated Loans and fees (other than the Agent's fees payable under Section 9.14 hereof, which shall be retained by the Agent) described in this Agreement shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) each payment on account of principal of and interest on a Competitive Bid Loan shall be made to the Agent for the account of the Lender making such Competitive Bid Loan, (c) all payments to be made by the Borrowers for the account of each of the Lenders on account of principal, interest and fees, shall be made without set-off or counterclaim, and (d) the Agent will promptly distribute payments received by it to the Lenders. If a payment is received by the Agent before 10:00 a.m., Birmingham, Alabama time on a Business Day, the Agent shall distribute each Lender's share of the payment to such Lender before 2:00 p.m., Lender's Local Time on the same day; or if a payment is received by the Agent after 10:00 a.m. Birmingham, Alabama time on a Business Day or is received on a day other than a Business Day, the Agent shall distribute each Lender's share of the payment to such Lender before 2:00 p.m., Lender's Local Time on the next Business Day. If, for any reason, the Agent makes any distribution to any Lender prior to receiving the corresponding payment from the Borrowers, and the Borrowers' payment is not received by the Agent within three Business Days after payment by the Agent to the Lender, the Lender will, upon written request from the Agent, return the payment to the Agent with interest at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank for the period commencing on the date the Lender received such payment and ending on, but excluding, the date of its repayment to the Agent. If the Agent advises any Lender of any miscalculation of the amount of such Lender's share that has resulted in an excess payment to such Lender, promptly upon request by the Agent such Lender shall return the excess amount to the Agent with interest calculated as set forth above. Similarly, if a Lender advises the Agent of any miscalculation that has resulted in an insufficient payment to such Lender, promptly upon written request by such Lender the Agent shall pay the additional amount to such Lender with interest calculated as set forth above. In the event the Agent is required to return any amount of principal, interest or fees or other sums received by the Agent after the Agent has paid over to any Lender its share of such amount, such Lender shall, promptly upon demand by the Agent, return to the Agent such share, together with applicable interest on such share.

     SECTION 2.12 Deficiency Advances. No Lender shall be responsible for any default of any other Lender with respect to such other Lender's obligation to make any Syndicated Loan hereunder nor shall the Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender (a "failing Lender") shall fail to make an Advance with respect to a Syndicated Loan to the Borrowers as provided in Section 2.1, the Agent may in its discretion, but shall not be obligated to, advance under the Syndicated Note in its favor (without regard to the maximum face amount of such Syndicated Note, which maximum face amount shall be deemed increased as necessary to give effect to the provisions of this section) as a Lender all or any portion of such amount (the "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such failing Lender would have been entitled had such failing Lender made such Advance under its Syndicated Note; provided that, upon payment to the Agent from such failing Lender of the entire outstanding amount of such deficiency advance, together with interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrowers on each Syndicated Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the Syndicated Note of the Agent in full payment of such deficiency advance and the Borrowers shall be deemed to have borrowed the amount of such deficiency advance from such failing Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon. Acceptance by the Borrower of a deficiency advance from the Agent shall in no way limit the rights of the Borrower against a failing Lender. Each Lender other than AmSouth and the failing Lender shall have the right, at its option, to purchase from AmSouth a portion of the deficiency advance determined by multiplying the principal amount of the deficiency advance by a fraction the numerator of which is the purchasing Lender's Applicable Commitment Percentage and the denominator of which is the aggregate of the Applicable Commitment Percentages of all the Lenders other than the failing Lender.

     SECTION 2.13 Adjustments by Agent. Notwithstanding the construction of "pro rata" to mean based on the Applicable Commitment Percentage and any provisions contained herein for the advancement of funds or distribution of payments on a pro rata basis, the Agent may, in its discretion, but shall not be obligated to, adjust downward or upward (but not in excess of any applicable Commitment) the principal amount of any Loan to be made by any Lender to the nearest amount that is evenly divisible by $100, and make appropriate related adjustments in the distribution of payments of principal and interest on the Loans.

     SECTION 2.14 Extension of Termination Date. If the Borrowers have furnished to the Agent and the Lenders the financial statements referred to in Section 7.3 within the time set forth therein and three year financial projections for the Borrowers, the Borrowers may request, not earlier than ninety (90) days prior to the first and second annual anniversary of the Closing Date, that the Termination Date be extended for an additional period of one year. The Agent shall notify the Borrowers in writing, within forty-five (45) days of receipt of such request, of the decision of the Lenders as to whether to extend the Termination Date. Failure by the Agent to give such notice shall constitute refusal by the Lenders to extend the Termination Date. The Termination Date shall be extended only upon written consent of all Lenders.

     SECTION 2.15 Fees. As consideration for the Lenders' agreement to provide the Revolving Facility, the Borrowers agree to pay to the Agent for the account of each of the Lenders a facility fee equal to the Facility Fee Rate times the average daily amount of the Commitments (the "Facility Fee"). The Facility Fee shall be payable in arrears on each Quarterly Payment Date, commencing on January 1, 2004, and on the Termination Date or the date of any earlier termination of this Agreement. The Facility Fee shall be computed on an Actual/360 Basis.

     SECTION 2.16 Withholding Tax Exemption. Each Lender that is not incorporated or organized under the laws of the United States of America, or a state thereof, shall, on or before the date such Lender becomes a party to this Agreement, deliver to each of Hibbett and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and such Lender's Syndicated Note without deduction or withholding of any United States federal income taxes. Each Lender that so delivers a Form 1001 or 4224 further undertakes to deliver to each of Hibbett and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224), becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding or deduction of United States federal income tax or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Hibbett or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and such Lender's Syndicated Note without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred after the Closing Date and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender promptly advises Hibbett and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.


                                    ARTICLE 3

                                    INTEREST

     SECTION 3.1 Applicable Interest Rates. The Borrowers shall have the option to elect to have any Segment bear interest at the Quoted Cost of Funds Rate (in the case of Swing Line Advances), LIBOR-Based Rate plus the applicable Syndicated Margin (in the case of Syndicated Loans) or the Base Rate. For any period of time and for any Segment with respect to which the Borrowers do not elect another interest rate, such Segment shall bear interest at the Base Rate. The Borrowers' right to elect a LIBOR-Based Rate for a Syndicated Loan Segment shall be subject to the following requirements: (a) each such Syndicated Loan Segment shall be in the amount of $5,000,000 or more and in an integral multiple of $500,000 and (b) each such Syndicated Loan Segment shall have a maturity selected by the Borrowers of one, two, three or six months; provided, however, that no such Syndicated Loan Segment shall have a maturity date later than the Termination Date. The Borrowers' right to elect the Quoted Cost of Funds shall be subject to the following requirements: (a) each Quoted Cost of Funds Rate Segment shall be in the amount of $100,000 and integral multiples of $10,000 in excess thereof, (b) each Quoted Cost of Funds Rate Segment shall have a maturity selected by the Borrowers of from one to twenty-nine days, (c) no more than four Quoted Cost of Funds Rate Segments may be outstanding at any time, and (d) no Quoted Cost of Funds Rate Segment may have a maturity date later than the Termination Date.

     SECTION 3.2 Procedure for Exercising Interest Rate Options. Hibbett, on behalf of itself and each Participating Entity, may elect to have a particular interest rate apply to a Syndicated Loan Segment by notifying the Agent in writing not later than 11:00 a.m., Birmingham, Alabama time, three (3) Business Days prior to the effective date on which any LIBOR-Based Rate is to become applicable or not later than 9:00 a.m., Birmingham, Alabama time, on the same day on which a requested Base Rate is to become applicable. Unless the Required Lenders otherwise require, the Agent may, in its discretion, accept an election by Hibbett to have a particular rate applied to a Syndicated Loan Segment given by telephone or facsimile. Any notice of interest rate election hereunder shall be irrevocable and shall be in the form attached hereto as Exhibit B and shall set forth the following: (a) the amount of the Segment to which the requested interest rate will apply, (b) the date on which the selected interest rate will become applicable, (c) whether the interest rate selected is the Base Rate or a LIBOR-Based Rate (in the case of Syndicated Loans) or a Quoted Cost of Funds Rate (in the case of Swing Line Advances) and (d) if the interest rate selected is a LIBOR-Based Rate (in the case of Syndicated Loans) or a Quoted Cost of Funds Rate (in the case of Swing Line Advances), the maturity selected for the Interest Period. Any request to have a particular rate applied to a Segment not made in writing shall be promptly confirmed in writing. On the second Business Day preceding the Business Day that a requested LIBOR-Based Rate is to become applicable, the Agent shall use its best efforts to notify Hibbett by telephone or by facsimile transmission of the applicable LIBOR-Based Rate, by 10:00 a.m., Birmingham, Alabama time, or as earlier on that day as may be practical in the circumstances. The Agent shall not be required to provide a LIBOR-Based Rate on any day on which a LIBOR Quote is not available. The Agent shall notify the Lenders by facsimile transmission as promptly as practicable of the receipt by the Agent of each interest rate election and of each LIBOR-Based Rate agreed to by the Agent and Hibbett. On the day that the Agent receives a notice hereunder requesting that the Quoted Cost of Funds Rate (in the case of Swing Line Advances) be applicable, the Agent shall use its best efforts to notify Hibbett by telephone or by facsimile transmission of the Quoted Cost of Funds Rate (in the case of Swing Line Advances) as early on that day or the next Business Day as may be practical in the circumstances.

     SECTION 3.3 Base Rate. Each Segment subject to the Base Rate shall bear interest from the date the Base Rate becomes applicable thereto until payment in full, or until a LIBOR-Based Rate (in the case of Syndicated Loans) or a Quoted Cost of Funds Rate (in the case of Swing Line Advances) is selected by the Borrowers and becomes applicable thereto, on the unpaid principal balance of such Segment on an Actual/360 Basis. Any change in the Base Rate shall take effect on the effective date of such change in the Base Rate designated by the Agent, without notice to the Borrowers and without any further action by the Agent. Notwithstanding the foregoing, for the purpose of enabling the Agent to send periodic billing statements in advance of each interest payment date reflecting the amount of interest payable on such interest payment date, the Base Rate, in effect 15 days prior to each interest payment date shall be deemed to be the Base Rate, as continuing in effect until the date prior to such interest payment date for purposes of computing the amount of interest payable on such interest payment date. If the Agent elects to use the Base Rate, 15 days prior to the interest payment date for billing purposes, and if the Base Rate changes during such 15-day period, the difference between the amount of interest that in fact accrues during such period and the amount of interest actually paid will be added to or subtracted from, as the case may be, the interest otherwise payable in preparing the periodic billing statement for the next succeeding interest payment date. In determining the amount of interest payable at the Termination Date or upon full prepayment of the Credit Obligations, all changes in the Base Rate occurring on or prior to the day before the Termination Date or the date of such full prepayment shall be taken into account.

     SECTION 3.4 LIBOR-Based Rate/Quoted Cost of Funds Rate. Each Syndicated Loan Segment subject to the LIBOR-Based Rate shall bear interest from the date the LIBOR-Based Rate becomes applicable thereto until the end of the applicable Interest Period on the unpaid principal balance of such Syndicated Loan Segment at the LIBOR-Based Rate on an Actual/360 Basis plus the applicable Syndicated Margin. Each Quoted Cost of Funds Rate Segment shall bear interest from the date the Quoted Cost of Funds Rate becomes applicable thereto until the end of the applicable Quoted Cost of Funds Rate Period on the unpaid principal balance of such Quoted Cost of Funds Rate Segment at the Quoted Cost of Funds Rate on an Actual/360 Basis.

     SECTION 3.5 Changes in Margin. Any change in the rate of interest payable with respect to a LIBOR Loan because of a change in the Syndicated Margin shall become effective as of the first day of the fiscal quarter next following the receipt by the Agent of the Compliance Certificate furnished by the Borrowers to the Agent pursuant to Section 7.3(3) hereof, stating that as a result of a change in the ratio of Funded Debt to EBITDA there has been a change in the Syndicated Margin. Any such change in the Syndicated Margin shall be effective without notice to the Borrowers and without any further action by the Agent or the Lenders.

     SECTION 3.6 Post Maturity Interest. Upon and after the occurrence of any Event of Default, the outstanding principal amount of all Advances and Reimbursement Obligations and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under applicable bankruptcy laws) payable upon demand at a rate that is 2.00% per annum (calculated on an Actual/360 Basis) in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Advances and Reimbursement Obligations (or, in the case of any such fees and other amounts, at a rate that is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Advances); provided that, in the case of Advances subject to a Fixed Rate, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such Advances subject to a Fixed Rate shall thereupon become Base Rate Advances and thereafter bear interest payable upon demand at a rate that is 2.00% per annum (calculated on an Actual/360 Basis) in excess of the interest rate otherwise payable under this Agreement for Base Rate Advances. The payment or acceptance of the increased rate provided by this Section 3.6 shall not constitute a waiver of any Event of Default or an amendment to this Agreement or otherwise prejudice or limit any rights or remedies of the Lender. Interest on all Advances and Reimbursement Obligations shall be calculated on an Actual/360 Basis.

                                    ARTICLE 4

              TERMINATION OF LIBOR-BASED RATE AND YIELD PROTECTION

         SECTION 4.1  Additional Costs.

     (a) The Borrowers shall pay directly to each Lender (through the Agent) from time to time such amounts as such Lender may determine in good faith to be necessary to compensate it for any costs which such Lender determines are attributable to its making or maintaining any LIBOR Loan or its obligation to make any LIBOR Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs") resulting from any Regulatory Change which:

     (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on or measured by the overall net income of such Lender or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

     (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender including any change in the LIBOR Reserve Requirement; or

     (iii) imposes any other condition affecting the interests of any Lender under this Agreement or its LIBOR Loans to the Borrowers.

     If any Lender requests compensation from the Borrowers in writing under this Section 4.1(a), the Borrowers may, by notice to such Lender (with a copy to the Agent), (i) suspend the obligation of such Lender to make or continue LIBOR Loans until the regulatory change giving rise to such request ceases to be in effect or (ii) require such Lender to designate another of its existing facilities as the Applicable Lending Office for making LIBOR Loans or take other reasonable action if such designation or other action would avoid the need for, or reduce the amount of, compensation pursuant to this Section 4.1(a) and would not in such Lender's good faith judgment be disadvantageous to such Lender. Any amounts due under this Section 4.1(a) as a result of a change in the LIBOR Reserve Requirement shall only be payable by the Borrowers to the extent such Lender incurs actual costs associated with any such change.

     (b) Without limiting the effect of the provisions of Section 4.1(a), in the event that, by reason of any regulatory change, any Lender either (i) incurs additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of any such category of liabilities or assets which it may hold, then, if such Lender so elects (through the Agent) by notice to the Borrowers, the obligation of such Lender to make or continue Loans hereunder shall be suspended until such regulatory change ceases to be in effect. Notwithstanding the foregoing, the obligation of any Lender to make or continue LIBOR Loans shall not be affected by any other Lender's suspension of its obligations as set forth in this Section 4.1(b).

     (c) Without limiting the effect of the foregoing provisions of this Section
4.1 (but without duplication), the Borrowers shall pay directly to each Lender (through the Agent) from time to time on written request such amounts as such Lender may determine in good faith to be necessary to compensate such Lender for any increased costs which it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office) of capital in respect of its Loans pursuant to any Regulatory Change or implementing any risk-based capital guideline or requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any Governmental Authority implementing at the national level the Basle Accord (including the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A)), such compensation to include an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office) to a level below that which such Lender (or any Applicable Lending Office) could have achieved but for such Regulatory Change. For purposes of this Section 4.1(c), "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented in effect from time to time or any replacement thereof.

     (d) Each Lender (through the Agent) shall notify Hibbett of any event occurring after the Closing Date that will entitle such Lender to compensation under Section 4.1(a) or (c) as promptly as practicable, but in any event within 45 days after such Lender obtains actual knowledge thereof; provided however, that if such Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 4.1 in respect of any costs resulting from such event, only be entitled to payment under this Section 4.1 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice. Each Lender (through the Agent) will furnish to Hibbett a certificate setting forth in reasonable detail the basis and amount of each request by such Lender for compensation under Section 4.1(a) or (b) and such compensation shall be due five Business Days from the date Hibbett receives such certificate. Determinations and allocations by any Lender for purposes of this Section 4.1 of the effect of any regulatory change pursuant to Section 4.1(a) or (b), of maintaining Loans or its obligation to make Loans or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 4.1, shall be made in a manner consistent with that applied by such Lender in similar contexts and shall be conclusive in the absence of demonstrable error.

     SECTION 4.2 Limitation on Types of Advances. Anything herein to the contrary notwithstanding, if on or prior to the determination of any LIBOR-Based Rate for any Interest Period:

     (a) the Agent determines in good faith (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR-Based Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

     (b) if the Required Lenders determine in good faith (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of LIBOR-Based Rate in this Agreement upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to such Lenders of making or maintaining LIBOR Loans for such Interest Period;

     then the Agent shall give Hibbett and each Lender written notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional LIBOR Loans, and the Borrowers shall, on the last day(s) of the then-current Interest Period(s) for the outstanding LIBOR Loans, either prepay such Loans or convert such Loans into Base Rate Loans.

     SECTION 4.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender (through the Agent) shall promptly notify Hibbett and such Lender's obligation to make LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans.

         SECTION 4.4  Treatment of Affected Loans.

     If the obligation of any Lender to make LIBOR Loans shall be suspended pursuant to Sections 4.1 or 4.3, such Lender's LIBOR Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then-current Interest Period(s) for such outstanding Loans (or, in the case of a conversion pursuant to Section 4.3 that is legally required to be made immediately, on such earlier date as such Lender may specify to Hibbett with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 4.1 or 4.3 which gave rise to such conversion no longer exist to the extent that such Lender's LIBOR Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans.

     SECTION 4.5 Compensation. The Borrowers shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, five Business Days after Hibbett receives the certificate referred to herein, such amount or amounts as shall be sufficient to compensate it for any loss, cost, or expense which such Lender determines in good faith is attributable to:

     (a) any payment, prepayment or conversion of a LIBOR Loan by the Borrowers for any reason on a date other than the last day of the Interest Period for such Loan; or

     (b) any failure by the Borrowers for any reason to borrow a LIBOR Loan (other than a refusal by such Lender to make such a LIBOR Advance pursuant to this Article 4) from such Lender on the date for such borrowing specified in the relevant Request for Advance or Interest Rate Election or Competitive Bid Quote Request.

         Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment, conversion or failure to borrow to the last day of the then-current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest which would otherwise have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as determined in good faith by such Lender); provided that such compensation shall not include loss of margin for the period after any payment, prepayment, conversion or failure to borrow described in Sections 4.5(a) or (b).

         SECTION 4.6  Taxes.

     (a) Any and all payments by the Borrowers hereunder shall be paid (except to the extent required by law) free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding franchise taxes and taxes based on net income (including branch profit taxes and minimum taxes) imposed on the Agent or any Lender by the United States or the jurisdiction (or any political subdivision thereof) in which the Agent or such Lender, as the case may be, is organized, is doing business, or has its principal office or Applicable Lending Office (all such nonexcluded taxes, levies, imposts deductions, charges, withholding and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent (i) the sum payable by the Borrowers shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) such Lender or the Agent shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deduction, and (iii) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law. Notwithstanding anything to the contrary, the Borrowers shall not be required to increase the sum payable to any Lender that is not incorporated or organized under the laws of the United States of America or a state thereof with respect to any Taxes that are imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement or that are attributable to such Lender's failure to comply with the requirements of
Section 2.15.

     (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or an other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrowers will indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.6) imposed on amounts payable hereunder paid by such Lender or the Agent (net of any benefits as reasonably determined by such Lender or Agent), and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Such indemnification shall be made within five Business Days after the date of receipt of a written demand therefor from such Lender, or the Agent, as the case may be together with evidence that payment of such Taxes and Other Taxes has been made.

     (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrowers in respect of any payment to any Lender or the Agent, the Borrowers will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof or, if such receipt is not available, any other evidence of payment reasonably satisfactory to the Agent.

     (e) Any Lender or the Agent, as the case may be, claiming any additional amounts payable pursuant to this Section 4.6 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested by the Borrowers if the making of such a filing would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole reasonable determination of such Lender, be otherwise disadvantageous to such Lender. To the extent any Lender shall receive a refund (either by way of a direct payment or an offset) or a credit in respect of all or a portion of the additional amounts payable pursuant to this Section 4.6, such Lender shall promptly notify the Borrowers of the amount of such refund or credit and within 30 days after the receipt of such refund or credit, pay to the Borrowers the amount of such refund or credit.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

     Each of the Borrowers, jointly and severally, represents and warrants to the Agent and the Lenders as follows:

     SECTION 5.1 Organization Powers, Existence, etc. (a) Hibbett and each Consolidated Entity (other than Immaterial Subsidiaries) are duly organized, validly existing and in good standing under the laws of the state in which it is organized, (b) Hibbett and each Consolidated Entity (other than Immaterial Subsidiaries) have the requisite power and authority to own its properties and assets and to carry on its business as now being conducted, (c) Hibbett and each Consolidated Entity (other than Immaterial Subsidiaries) have the requisite power to execute, deliver and perform the Loan Documents to which they are a party, (d) Hibbett and each Consolidated Entity (other than Immaterial Subsidiaries) are duly qualified to do business in each state with respect to which the failure to be so qualified would have a Material Adverse Effect and
(e) except as set forth in Exhibit I hereto, Hibbett and each Consolidated Entity has not done business under any other name, trade name or otherwise within the five years immediately preceding the Closing Date.

     SECTION 5.2 Authorization of Borrowing, etc. The execution, delivery and performance of the Loan Documents (a) have been duly authorized by all requisite action and (b) will not violate any Governmental Requirement, the organizational documents of Hibbett or any Consolidated Entity, or any Material Contract to which Hibbett or any Consolidated Entity is a party, or by which Hibbett or any Consolidated Entity or any of their properties are bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such Material Contract.

     SECTION 5.3 Liabilities. Hibbett has furnished to the Lender a copy of the audited consolidated balance sheet of Hibbett and the Consolidated Entities dated as of February 1, 2003 and a statement of changes in shareholders' equity and the related statements of income and cash flow as of the end of fiscal year 2003 and the unaudited consolidated balance sheet of Hibbett and the Consolidated Entities dated as of August 2, 2003 and the related statements of income and cash flow for the six month period then ended. Such financial statements were prepared in conformity with generally accepted accounting principles consistently applied throughout the period involved (subject, with respect to the unaudited financial statements, to the absence of notes required by generally accepted accounting principles and to normal year-end audit adjustments), are in accordance with the books and records of Hibbett and the Consolidated Entities in all material respects, are correct and complete in all material respects and present fairly the financial condition of Hibbett and the Consolidated Entities as of the date of such financial statements, and, since the date of such financial statements, no material adverse change in the financial condition, business or results of operations of Hibbett and the Consolidated Entities, taken as a whole, has occurred. Neither Hibbett nor any Consolidated Entity has any Liabilities, Guaranteed Obligations or other obligations or liabilities, direct or contingent, that are material in amount other than the Liabilities reflected in such balance sheet and the notes thereto.

     SECTION 5.4 Taxes. Hibbett and each Consolidated Entity has filed or caused to be filed all federal, state and local tax returns that are required to be filed (other than such state or local tax returns and reports the failure to file which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect), and has paid all taxes as shown on said returns or on any assessment received by Hibbett or any Consolidated Entity to the extent that such taxes have become due, other than those that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles. The Borrowers have reserves which are believed by the officers of the Borrowers to be adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

     SECTION 5.5 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrowers, threatened against or affecting Hibbett or any Consolidated Entity, by or before any Governmental Authority that involve any of the transactions contemplated in this Agreement or the reasonable likelihood of any judgment or liability that may result in a Material Adverse Change; and neither Hibbett nor any Consolidated Entity is in default with respect to any material Governmental Requirement which default could reasonably be likely to have a Material Adverse Effect.

     SECTION 5.6 Agreements. Neither Hibbett nor any Consolidated Entity is in default in the performance, observance or fulfillment of any of the obligations contained in any Material Contract to which it is a party, which default could reasonably be likely to have a Material Adverse Effect.

     SECTION 5.7 Use of Proceeds. None of the Borrowers intends to use any part of the proceeds of Advances for the purpose of purchasing or carrying any Margin Stock or retiring any debt incurred to purchase or carry any Margin Stock or for any other purpose that is not expressly authorized by this Agreement.

     SECTION 5.8 ERISA. Neither Hibbett nor any ERISA Affiliate maintains or contributes to, or has within the preceding five years maintained or contributed to, any Plan that is a Plan subject to Title IV of ERISA.

     SECTION 5.9 Subsidiaries. As of the Closing Date, Hibbett has no Subsidiaries other than the Initial Participating Entities. The Participating Entities have no direct or indirect equity ownership in any other person other than other Subsidiaries of Hibbett. Hibbett's ownership interest in each Participating Entity is free and clear of all Liens, warrants, options, rights to purchase and other interests of any person. All capital stock of the Participating Entity has been duly authorized and validly issued and is fully paid and non-assessable.

         SECTION 5.10  Environmental Laws.

     (a) To the best knowledge of the Borrowers, all properties owned or used by the Borrowers, while under the custody, care and control of the Borrowers, have been maintained in compliance in all material respects with all applicable federal, state and local environmental protection, occupational, health and safety or similar laws, including the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. ss. 6901 et seq.), Safe Water Drinking Act (42 U.S.C. ss. 300(f) et seq.), Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), Clean Air Act (42 U.S.C. ss. 7401 et seq.) and Comprehensive Environmental Response of Compensation and Liability Act (42 U.S.C. ss. 6901 et seq.) ("CERCLA").

     (b) The Borrowers have not received any material written notification from any Governmental Authority with respect to current, existing violations of any of the laws enumerated in clause (a) above, or pursuant to any of their respective implementing regulations or state analogues to such laws or regulations.

     (c) To the best knowledge of the Borrowers, there has not been, at any location owned or used by the Borrowers, any "Release" (as defined in Section 101(22) of CERCLA) by the Borrowers, anyone within the Borrowers' control, or any other person, of any Hazardous Materials.

     (d) To the best knowledge of the Borrowers, the Borrowers have not sent or arranged for the transportation or disposal of Hazardous Materials or wastes to a site which, pursuant to CERCLA or any similar state law (i) has been placed, or is proposed (by the Environmental Protection Agency or relevant state authority) to be placed, on the "National Priorities List" of hazardous waste sites or its state equivalent, or (ii) is subject to a claim, an administrative order or other request to take "removal" or "remedial" action (in each case as defined in CERCLA) by any person.

     SECTION 5.11 Disclosure. No financial statement, document, certificate or other written communication furnished to the Lender by or on behalf of the Borrowers in connection with any Loan Document contained when so furnished any statement of a material fact that was untrue in any material respect.

     SECTION 5.12 Licenses. All material licenses, permits, accreditations and approvals required by all Governmental Authorities necessary in order for each Store to be operated for its intended purpose have been obtained and are in full force and effect, except for those the failure to obtain which would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

     SECTION 5.13 Title to Properties. As of the Closing Date, the Borrowers have good and marketable title to all their properties and assets reflected on the balance sheet referred to in Section 5.3 except for those matters shown on such balance sheet and except for such properties and assets as have been disposed of since the date of said balance sheet as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of the business. All such properties and assets are free and clear of all Liens, except as otherwise permitted or required by the provisions of the Loan Documents.

     SECTION 5.14 Enforceability. This Agreement and each of the other Loan Documents, when duly executed and delivered by the Borrowers, as appropriate, in accordance with the provisions of this Agreement, will constitute the legal, valid and binding, joint and several, obligations of the Borrowers, enforceable in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws affecting the rights and remedies of creditors generally.

     SECTION 5.15 Consents, Registrations, Approvals, etc. No registration with or consent or approval of, or other action by, any Governmental Authority is required for the execution, delivery and performance of this Agreement or the other Loan Documents, or the borrowings under this Agreement, by the Borrowers.

     SECTION 5.16 Solvency. Hibbett is Solvent, and Hibbett will not, as a result of the transactions provided for herein (i) become not Solvent, (ii) be left with unreasonably small capital, (iii) incur debts beyond its ability to pay them as they mature or (iv) have Liabilities (including reasonable contingencies) in excess of the fair saleable value of its assets.

                                    ARTICLE 6

                          GENERAL CONDITIONS OF LENDING

     The Lenders' obligation to make each Syndicated Loan and the Issuing Bank's obligation to issue each Letter of Credit hereunder is subject to the following conditions precedent:

     SECTION 6.1 Representations and Warranties. On the date of each Advance or issuance of a Letter of Credit hereunder and on the date Hibbett presents to the Agent a Request for Advance or Interest Rate Election form or Competitive Bid Quote Request or Request for Issuance of Letters of Credit, the representations and warranties set forth in this Agreement and in all other Loan Documents shall be true and correct on and as of such date with the same effect as though such representations and warranties had been made on the date of the Advance or issuance of the Letter of Credit on the date Hibbett presents to the Agent a Request for Advance or Interest Rate Election or Competitive Bid Quote Request or Request for Issuance of Letters of Credit, as the case may be (or in the case of any such representation and warranty made as of a particular date, as of such particular date), except to the extent previously fulfilled in accordance with the terms hereof, subsequently inapplicable, or modified as a result of activities of the Borrowers, or any of them. The borrowing of each Advance or obtaining of each Letter of Credit or the presentation by Hibbett of each Request for Advance or Interest Rate Election or Competitive Bid Quote Request or Request for Issuance of Letters of Credit shall constitute a representation and warranty by the Borrowers to the Lender that no material adverse change in the financial condition of Hibbett and the Consolidated Entities, on a consolidated basis, as reflected in the financial statements delivered to the Agent and the Lenders pursuant to Section 5.3 has occurred since the date of such financial statements.

     SECTION 6.2 No Default. On the date of each Advance hereunder and on the date of the issuance of each Letter of Credit, the Borrowers shall be in compliance with all the terms and conditions set forth in this Agreement on their part to be observed or performed, and no Default shall have occurred and be continuing. The borrowing of each Advance or obtaining of each Letter of Credit shall constitute a representation and warranty by the Borrowers to the Agent and the Lenders that no Default has occurred and is continuing. The presentation by Hibbett of each Request for Advances or Interest Rate Election or Request for Issuance of Letters of Credit shall constitute a representation and warranty by the Borrowers to the Lenders and to the Agent that no Default or Event of Default has occurred and is continuing.

         SECTION 6.3  Supporting Documents.

     (a) The Agent, on behalf of the Lenders, shall have also received on the Closing Date (i) a copy of resolutions of the Board of Directors of each of the Borrowers, certified as in full force and effect on such date by the Secretary or Assistant Secretary of the respective Borrower, authorizing the execution, delivery and performance of the Loan Documents and authorizing designated officers of the Borrowers to execute and deliver the Loan Documents on behalf of the Borrowers, and with respect to Hibbett, to execute and deliver to the Agent a Competitive Bid Quote Request form or a Request for Advance or Interest Rate Election or Request of Issuance of Letters of Credit forms; (ii) a certificate of the Secretary or Assistant Secretary of each of the Borrowers, dated such date, certifying that (A) an attached copy of the Certificate of Incorporation and bylaws of such Borrower as true and correct as of such date, (B) that the Certificate of Incorporation and Bylaws of such Borrower has not been amended since the date of the last amendment attached thereto and (c) the incumbency and specimen signatures of the designated officers referred to in clause (i) above;
(iii) an Opinion of Counsel to the Borrowers in the form required by the Agent and its counsel; and (iv) such additional supporting documents as the Agent or its counsel may reasonably request.

     (b) The Agent shall also have received on or before any date after the Closing Date on which a person becomes a Participating Entity (i) a copy of resolutions of the Board of Directors and, if necessary, the shareholders, partners or members of such person certified as in full force and effect on the date thereof by the Secretary or Assistant Secretary of such person, authorizing such person's execution, delivery and performance of, the Loan Documents and all other agreements and instruments that this Agreement requires to be executed, delivered and performed by such person; (ii) a copy of the organizational documents of such person, certified as true and correct on and as of the date on which Loan Documents are executed and delivered by such person; (iii) certificates of good standing with respect to such person from the appropriate Governmental Authorities in the jurisdiction under the laws of which such person is incorporated or formed; (iv) an Opinion of Counsel to such person consistent with the form of the Opinions of Counsel to the Borrowers delivered pursuant to subsection (a) of this Section 6.3 (with such changes therein as are appropriate in the circumstances) as to the execution and delivery by such person of the Loan Documents and other matters related thereto; (v) fully executed copies of all Loan Documents that this Agreement requires to be executed or delivered (or both) by such person (including a fully executed Assumption Agreement); and (vi) such additional supporting documents as the Lender or its counsel may reasonably request.


                                    ARTICLE 7

                       GENERAL COVENANTS OF THE BORROWERS

     From the Closing Date until payment in full of the Credit Obligations and the termination of this Agreement, the Borrowers, jointly and severally, covenant and agree that:

     SECTION 7.1 Existence, Properties, etc. Each of the Borrowers shall, and (to the extent of its right to do so) shall cause each other Consolidated Entity (other than Immaterial Subsidiaries) to (a) do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises and comply with all Governmental Requirements applicable to it except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect or as otherwise permitted by clause (i) of Section 7.7(6) and (b) at all times maintain, preserve and protect all franchises and trade names and preserve all of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect.

     SECTION 7.2 Payment of Indebtedness, Taxes, etc. Each of the Borrowers shall, and (to the extent of its right to do so) shall cause each Consolidated Entity to, (a) pay its indebtedness and obligations in accordance with its terms except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and other charges or levies of Governmental Authorities imposed upon it or upon its income and profits or upon any of its properties before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a Lien upon such properties or any part thereof except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect; provided, however, that Hibbett and the other Consolidated Entities shall not be required to pay and discharge or cause to be paid and discharged any such indebtedness, obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof is being duly contested in good faith by appropriate proceedings and Hibbett and the Consolidated Entities shall maintain adequate reserves for such taxes, indebtedness, obligations, assessments, charges, levies or claims during such proceedings.

     SECTION 7.3 Financial Statements, Reports, etc. The Borrowers shall deliver or cause to be delivered to the Lender:

     (11) Not later than 50 days after the end of each first, second and third fiscal quarter, a copy of Hibbett's 10-Q as filed with the Securities and Exchange Commission or if such filing is no longer required, a balance sheet and a statement of revenues and expenses of Hibbett and its Consolidated Entities on a consolidated basis and a statement of cash flow of Hibbett and its Consolidated Entitles on a consolidated basis for such fiscal quarter and for the period beginning on the first day of the fiscal year and ending on the last day of such fiscal quarter (in sufficient detail to indicate Hibbett's and each Consolidated Entity's compliance with the financial covenants set forth in
Section 7.7), together with statements in comparative form for the corresponding periods in the preceding fiscal year, and certified by the president or chief financial officer of Hibbett; each certificate provided pursuant to this clause
(1) shall state that, except as disclosed in such certificate no Default has occurred and is continuing as of such date or, if such certificate discloses that a Default has occurred and is continuing as of such date, such certificate shall describe such Default in reasonable detail and state what action, if any, the Borrowers are taking or propose to take with respect thereto.

     (12) Not later than 100 days after the end of each fiscal year, a copy of Hibbett's 10-K as filed with the Securities and Exchange Commission or if such filing is no longer required, financial statements (including a balance sheet, a statement of revenues and expenses, a statement of changes in shareholders' equity and a statement of cash flow) of Hibbett and its Consolidated Entities on a consolidated and for such fiscal year (in sufficient detail to indicate Hibbett's and each Consolidated Entity's compliance with the financial covenants set forth in this Article 7), together with statements in comparative form for the preceding fiscal year, and accompanied by an opinion of certified public accountants of recognized national standing, which opinion shall state in effect that such financial statements (A) were audited using generally accepted auditing standards, (B) were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and (C) present fairly the financial condition and results of operations of Hibbett and its Consolidated Entities for the periods covered.

     (13) Together with the financial  statements required by paragraphs (1) and
(2) above a compliance certificate duly executed by the president or chief financial officer of Hibbett in the form of Exhibit G attached hereto ("Compliance Certificate").

     (14) Promptly upon receipt thereof, copies of all management or similar letters submitted to the Borrowers or any Consolidated Entity by independent accountants in connection with any annual or interim audit of the books of the Borrowers or any Consolidated Entity made by such accountants.

     (15) After the filing or receiving thereof, copies of all material reports and notices that any Borrower or other ERISA Affiliate files under ERISA with the Internal Revenue Service or the PBGC or the United States Department of Labor.

     (16) As soon as practicable, such other information regarding the business affairs, financial condition or operations of the Borrower or its Consolidated Entities as the Lender shall reasonably request from time to time or at any time.

     The Lender shall have no obligation to make Advances or issue Letters of Credit at any time at which the Borrowers or any of them is delinquent in the preparation and delivery of any of the items described above, whether or not such delinquency constitutes an Event of Default.

     SECTION 7.4 Litigation Notice. Each of the Borrowers shall, promptly after the same shall have become known to any officer of such Borrower, notify the Lender in writing of any action, suit or proceeding at law or in equity or by or before any Governmental Authority in which there is a reasonable likelihood of an outcome that would have a Material Adverse Effect.

     SECTION 7.5 Default Notice. Hibbett shall promptly give notice in writing to the Lender of the occurrence of any Default, together with a written statement of the chief executive officer or chief financial officer of Hibbett setting forth the nature and period of existence thereof and the action that the Borrowers have taken and propose to take with respect thereto.

     SECTION 7.6 Insurance. The Borrowers shall and (to the extent of their right to do so) shall cause each of the Consolidated Entities to keep at all times their insurable properties adequately insured with reputable insurers and maintain in force, and pay all premiums and costs related to (a) insurance on such properties to such extent and against such risks, including fire, as is customary with companies in the same or a similar business of comparable size,
(b) necessary workman's compensation insurance and (c) such other insurance (including liability insurance) as may be required by applicable Governmental Requirements or as may otherwise be customarily maintained by companies in the same or a similar business of comparable size.

     SECTION 7.7 Covenants Regarding Financial Condition. Except as otherwise expressly provided in this Section 7.7, Hibbett shall also cause and require each of the Consolidated Entities to observe and perform each of the covenants and agreements of this section to be observed and performed by the Borrowers or any of them, whether or not a specific reference is made to the Consolidated Entities in each such covenant.

 The Borrowers, jointly and severally, covenant and agree that:

     (1) Fixed Charges Coverage Ratio. The ratio of (A) EBITDAR for any consecutive four quarter period to (B) the sum of (i) Interest Expense, Operating Lease Payments, all income taxes (but only to the extent actually paid during such period), dividends (but only to the extent actually paid during such period) and (ii) Current Maturities of Hibbett and the Consolidated Entities on a consolidated basis at the end of such period shall not be less than 1.25 to
1.0 at any time.

     (2) Funded Debt to EBITDA Ratio. The ratio of Funded Debt on the last day of any consecutive four quarter period to EBITDA for such period shall not be greater than 3.0 to 1.0.

     (3) Capital Expenditures. Hibbett and the Consolidated Entities on a consolidated basis will not make in the aggregate in any consecutive four fiscal quarters Capital Expenditures (net of landlord allowances, proceeds of asset sales and casualty insurance proceeds) that exceed $15,000,000 (excluding expenditures in connection with the construction of a new distribution center, which shall not exceed $25,000,000 in the aggregate).

     (4) Investment and Loans. Hibbett and the Consolidated Entities on a consolidated basis will not, directly or indirectly, purchase or otherwise acquire any stock, security, obligation or evidence of indebtedness of, make any capital contribution to, own any equity interest in, or make any loan or advance to, any other person; provided, however, that it may acquire and continue to hold (A) all stock of and own interests in the persons that constitute or, after giving effect to such purchase, will constitute Consolidated Entities; and (B) Permitted Investments.

     (5) Disposition of Assets. Hibbett and the Consolidated Entities on a consolidated basis will not without the consent of the Lender, sell, lease, transfer or otherwise dispose of all or any substantial part of its properties and assets.

     (6) Consolidation or Merger. Hibbett and the Consolidated Entities will not consolidate with or merge with or into another person or permit any other person to merge into it; provided, however, (i) it may permit the Consolidated Entities to merge or consolidate with other Consolidated Entities or Hibbett and (ii) it may merge or consolidate with another person so long as (x) any Borrower is the surviving corporation, (y) if such merger or consolidation is in connection with a permitted acquisition, the applicable conditions of subparagraph (15) of this Section shall be satisfied and (z) immediately after giving effect thereto, no Default would exist.

     (7) Liens. Hibbett will not, and will not permit any Consolidated Entity to, incur, create, assume or permit to exist any Lien upon any of its accounts receivable, contract rights, chattel paper, inventory, equipment, instruments, general intangibles or other personal or real property of any character, whether now owned or hereafter acquired, other than Liens that constitute Permitted Encumbrances.

     (8) Sale of Receivables. Hibbett will not, and will not permit any Consolidated Entity to, sell, assign or discount, or grant or permit any Lien on, any of its accounts receivable or any promissory note held by it, with or without recourse, other than the discount of such notes in the ordinary course of business for collection.

     (9) Lease Obligations. Hibbett and the Consolidated Entities on a consolidated basis will not incur, create, permit to exist or assume any obligation to make Operating Lease Payments under any lease (other than any capital lease or the QRS Lease) that (x) has an unexpired term (including renewals at the option of the lessee) of more than 20 years or (y) provides for aggregate Operating Lease Payments during any consecutive four fiscal quarters in excess of $1,000,000, if (z) immediately thereafter, the aggregate Operating Lease Payments to be made by it under all leases (other than any capital leases or the QRS Lease) described in the preceding subclauses (x) or (y) would exceed $10,000,000 in any consecutive four fiscal quarters.

     (10) Indebtedness. Hibbett and the Consolidated Entities on a consolidated basis will not incur, create, assume or permit to exist any Debt, except (A) the indebtedness evidenced by the Notes, (B) other Debt to the Lender, (C) purchase money obligations allowed under Section 7.7(7) (including Debt arising out of the granting of a Lien on the distribution center to be constructed by Hibbett),
(D) Debt not exceeding $4,000,000 in the aggregate, (E) capitalized lease obligations and (F) Debt owed to a Consolidated Entity.

     (11) Guaranties. Except for the existing guaranty by Hibbett of the obligations of SW under the QRS Lease and any other guaranty by a Borrower of another Consolidated Entity's obligations, Hibbett will not, and will not permit any Consolidated Entity to, guarantee, endorse, become surety for or otherwise in any way become or be responsible for the indebtedness, liabilities or obligations of any other person, whether by agreement to purchase the indebtedness or obligations of any other person, or agreement for the furnishing of funds to any other person (directly or indirectly, through the purchase of goods, supplies or services or by way of stock purchase, capital contribution, working capital maintenance agreement, advance or loan) or for the purpose of paying or discharging the indebtedness or obligations of any other person, or otherwise, except for the endorsement of negotiable instruments in the ordinary course of business for collection.

     (12) Take or Pay Contracts. Hibbett will not, and will not permit any Consolidated Entity to, enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, materials, supplies or other property is ever made or tendered.

     (13)  Sale-Leaseback.  Except for (i) the Lease Agreement between QRS 12-14
(AL), Inc. and SW dated February 12, 1996 and any amendments or supplements thereto (the "QRS Lease") and (ii) any sale-leaseback of any additions to its existing warehouse and headquarters in Birmingham, Alabama, Hibbett will not, and will not permit any Consolidated Entity to, enter into any arrangement, directly or indirectly, with any person whereby it sells or transfers any property, real, personal or mixed, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

     (14) Dividends and Distributions. Hibbett will not permit any Consolidated Entity to be or become subject to any restrictions on the ability of such Consolidated Entity to pay dividends or to make distributions.

     (15) Permitted Acquisitions. The Borrowers shall not make in any given fiscal year any acquisitions of stock or assets of persons engaged primarily in the same line of business as the Borrowers having a cost in excess of $5,000,000, if, on the date of the acquisition a Default exists or would result from such acquisition without the express prior consent of the Required Lenders; provided that this Section 7.7(15) shall not prohibit Hibbett from complying with its obligations under the Purchase Agreement relating to the QRS Lease if Hibbett can do so without causing a Default under some other provision of this Agreement.

     SECTION 7.8 Continuation of Current Business. Neither the Borrowers nor any Consolidated Entity will engage in any business other than the business now being conducted by it or other business reasonably ancillary thereto.

     SECTION 7.9 Cooperation; Inspection of Properties. The Borrowers shall, and shall cause the Consolidated Entities to, permit the Agent and its representatives, at the Agent's sole cost and expense (so long as no Default exists) to inspect the Borrowers' and the Consolidated Entities' properties and assets (including all Stores), and to inspect, review and audit the Borrowers' and the Consolidated Entities' books and records from time to time and at any time, after reasonable notice and at reasonable times.

     SECTION 7.10 Use of Proceeds. The Borrowers shall use the proceeds exclusively for general corporate purposes; provided, however, Advances made for the repurchase of stock of Hibbett shall not exceed $10,000,000.

     SECTION 7.11 Transactions with Affiliates. Except as set forth in Exhibit H, none of the Borrowers nor any other Consolidated Entity will, directly or indirectly, enter into any lease or other transaction with any Affiliate (other than a Borrower or another Consolidated Entity) on terms that are less favorable to such Borrower or Consolidated Entity entering into such lease or other transaction than would have been obtained on an arm's length basis with persons who are not Affiliates of such Borrower or other Consolidated Entity.

     SECTION 7.12 ERISA. The Borrowers will not and will not permit any other ERISA Affiliate to establish any Plan subject to Title IV of ERISA

     SECTION 7.13 Creation or Acquisition of Subsidiaries. The Borrowers may from time to time create or acquire new Subsidiaries in connection with permitted acquisitions allowed under Section 7.7(15) or otherwise in accordance with this Agreement, provided that neither the aggregate fair market value at any time of the assets of all Subsidiaries that are Immaterial Subsidiaries at such time, nor the aggregate gross revenues (determined for the most recently ended period of twelve consecutive fiscal months) of all Subsidiaries that are Immaterial Subsidiaries at such time, shall exceed $4,000,000, and provided further that promptly (and in any event within fifteen (15) Business Days) after the creation or direct or indirect acquisition by any Borrower of any such new Subsidiary (or, if such new Subsidiary is an Immaterial Subsidiary when so created or acquired, promptly (and in any event within fifteen (15) Business
Days) after such new Subsidiary ceases to be an Immaterial Subsidiary ), such new Subsidiary will execute and deliver to the Agent an Assumption Agreement and all other documents necessary to cause it to become jointly and severally liable for all the Credit Obligations (subject to the limitations provided in the Assumption Agreement).


                                    ARTICLE 8

                         EVENTS OF DEFAULT AND REMEDIES


     SECTION 8.1 Events of Default. The following shall constitute Events of Default under this Agreement:

     (a) default in the due payment of any principal or interest payable on any Note, Reimbursement Obligation or any other amount payable under Articles 2, 3 and 4 of this Agreement and such default shall continue unremedied for a period of 5 days after the date the Agent gives Hibbett telephonic (confirmed promptly in writing) or written notice of such default; provided, however, that the Agent shall not be required to provide such notice more than 3 times in any 12 consecutive month period; or

     (b) any of the Borrowers shall default in the observance or performance of any provision in Sections 7.7, 7.8, 7.10, 7.12 and 7.13; or

     (c) any of the Borrowers shall default in the performance or observance of any provision of this Agreement, except those covered by clauses (a) or (b) above, and shall not cure such default within 30 days after the date the Lender gives written or telephonic notice of the default to Hibbett; or

     (d) any statement, certification, representation or warranty contained herein, or in any of the other Loan Documents or in any report, financial statement, certificate or other instrument delivered to the Lender by or on behalf of the Borrowers, was misleading or untrue in any material respect at the time it was made; or

     (e) default shall be made with respect to any Debt of any of the Borrowers or of any other Consolidated Entity (other than the Credit Obligations) when due or within any applicable grace period or the performance of any other obligation incurred in connection with any Debt of such Borrower or other Consolidated Entity (other than the Credit Obligations), if the effect of such default is to accelerate the maturity of such Debt or to permit the holder thereof to cause such Debt to become due prior to its stated maturity, or any such Debt shall not be paid when due or within any applicable grace period, if the aggregate amount of all such Debt involved exceeds $1,000,000; or

     (f) any of the Borrowers or any other Consolidated Entity (other than an Immaterial Subsidiary) shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or other custodian of it or any of its properties or assets, (ii) fail or admit in writing its inability to pay its debts generally as they become due, (iii) make a general assignment for the benefit of creditors, (iv) suffer or permit an order for relief to be entered against it in any proceeding under the federal Bankruptcy Code, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking an arrangement with creditors or seeking to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute, or if corporate or partnership action shall be taken by the Borrowers or any other Consolidated Entity (other than an Immaterial Subsidiary) for the purpose of effecting any of the foregoing; or

     (g) a petition shall be filed, without the application, approval or consent of any of the Borrowers or any other Consolidated Entity (other than an
Immaterial  Subsidiary),  in  any  court  of  competent  jurisdiction,   seeking
bankruptcy, reorganization, rearrangement, dissolution or liquidation of such Borrower or other Consolidated Entity (other than an Immaterial Subsidiary) or of all or a substantial part of the properties or assets of such Borrowers or other Consolidated Entity (other than an Immaterial Subsidiary), or seeking any other relief under any law or statute of the type referred to in clause (v) of paragraph (h) above against such Borrower or other Consolidated Entity (other than an Immaterial Subsidiary), or the appointment of a receiver, trustee, liquidator or other custodian of the Borrower or any other Consolidated Entity (other than an Immaterial Subsidiary) or of all or a substantial part of the properties or assets of such Borrower or any other Consolidated Entity (other than an Immaterial Subsidiary), and such petition shall not have been dismissed within 60 days after the filing thereof; or

     (h) an Event of Default (as therein defined) under the QRS Lease shall have occurred and be continuing, and the Landlord thereunder shall have given notice pursuant to Section 23 of the QRS Lease of its intention to exercise remedies thereunder; or

     (i) final judgment or judgments for the payment of money in excess of an aggregate of $500,000 shall be rendered against any of the Borrowers and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed; or

     (j) (1) the occurrence of a Change of Control, or (2) Hibbett ceases to beneficially own and control not less than the same percentage ownership of any Subsidiary from the time such Subsidiary becomes a Participating Entity, then, and in any such event and at any time thereafter, if such Event of Default shall then be continuing,

     (A) either or both of the following actions may be taken: (i) the Agent, with the consent of the Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Swing Line Lender to make further Swing Line Advances or the Lenders to make further Loans or to issue Letters of Credit terminated, whereupon the obligation of each Lender to make further Loans or to issue Letters of Credit hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrowers any or all of the Credit Obligations (other than Letter of Credit Borrowings) to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrowers to the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Credit Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, (A) the foregoing shall not affect in any way the obligations of the Lenders to make Syndicated Loans to reimburse drawings under Letters of Credit as provided in Section 2.5, to repay Refunded Swing Line Advances as provided in Section 2.3(c), to purchase participations from the Swing Line Lender any unpaid Swing Line Advances as provided in Section 2.3(d) or to purchase participations from the Issuing Bank in the unreimbursed amount of any drawings under any Letters of Credit as provided in Section 2.5, and (B) if there shall occur an Event of Default under clauses (f) or (g) above, then the obligation of the Lenders to lend hereunder shall automatically terminate and any and all of the Credit Obligations (other than Letter of Credit Borrowings) shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders;

     (B) at the option of the Required Lenders, the Issuing Bank and the Agent may treat all then outstanding Letters of Credit as if drafts in the full amount available to be drawn thereunder had been properly drawn thereunder and paid by the Issuing Bank and the Borrowers had failed or refused to reimburse the Issuing Bank for the amount so paid within the time permitted under Section 2.1(b);

     (C) the Borrowers shall, promptly upon demand of the Agent, deposit in cash with the Agent an amount equal to the amount of all Letter of Credit Obligations then outstanding, as collateral security for the repayment thereof, which deposit shall be held by the Agent under the provisions of Section 10.8; and

     (D) the Agent, on behalf of Lenders may, and at the direction of the Required Lenders shall, exercise any and all rights and remedies available to the Agent or Lenders under the Loan Documents and applicable law.

     SECTION 8.2 Agent to Act. In case any one or more Events of Default shall occur and be continuing, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Credit Obligations or any other legal or equitable right or remedy; provided, however, that the Agent may, without obtaining the direction or consent of the Required Lenders, take any such action described above in this section if, in the good faith judgment of the Agent, action is required to be taken in order to protect the interests of the Lenders prior to the time consent or approval of the Required Lenders can be obtained.

     SECTION 8.3 Cumulative Rights. No right or remedy herein conferred upon the Agent or the Lenders is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

     SECTION 8.4 No Waiver. No course of dealing between the Borrowers and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies hereunder and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

     SECTION 8.5 Default. The Agent and the Lenders shall have no right to accelerate any of the Loans except upon the occurrence of an Event of Default; provided, however, nothing contained in this sentence shall in any respect impair or adversely affect the right, power and authority of the Agent and the Lenders (i) to take any action expressly required or permitted to be taken under the Loan Documents upon the occurrence of any Default (and including any action or proceeding which the Agent may determine to be necessary or appropriate in furtherance of any such expressly authorized action) and (ii) to take any action provided under the Loan Documents or otherwise available by statute, at law or in equity upon the occurrence of any Default.


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

     SECTION 8.6 Allocation of Proceeds. If an Event of Default has occurred and is continuing, and the maturity of the Notes has been accelerated pursuant to
Section 8.2, all payments received by the Agent hereunder with respect to any principal of or interest on the Credit Obligations or any other amounts payable by the Borrowers hereunder shall be applied by the Agent in the following order:

     (i) amounts due to the Agent for servicing fees;

     (ii) amounts due to the Lenders pursuant to Section 2.15 and amounts due to the Lenders and to the Issuing Banks pursuant to Section 2.5;

     (iii) amounts due to the Swing Line Lender to the extent of the unpaid principal of, and accrued interest on, Swing Line Advances;

     (iv) payments of interest on the Syndicated Loans;

     (v) payments of principal on the Syndicated Loans;

     (vi) payment of cash amounts to the Agent for deposit pursuant to Section 10.8; and

     (vii) payments of all other amounts due under this Agreement, if any, to be applied in accordance with the outstanding principal balance of each Lender's Loans.


                                    ARTICLE 9

                                    THE AGENT

     SECTION 9.1 Appointment. Each Lender (including the Swing Line Lender and AmSouth in its capacity as issuer of the Letters of Credit) hereby irrevocably designates and appoints AmSouth as the Agent of the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes AmSouth, as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise be imposed upon or exist against the Agent.

     SECTION 9.2 Acts of Agent. The Agent shall administer the Loans and the Loan Documents on behalf of and for the benefit of the Lenders in all respects as if the Agent were the sole Lender under the Loan Documents, except that:


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

     (a) the Agent shall administer the Loans and the Loan Documents with a degree of care at least equal to that customarily employed by the Agent in the administration of similar credit facilities for its own account;

     (b) the Agent shall not, without the consent of all the Lenders, take or agree or consent to any action (including any amendment to or modification of any of the Loan Documents) that would (i) extend the maturity of any payment of principal of or interest on, or fees or other compensation or amounts payable with respect to, the Loans, (ii) reduce the principal amount of or rate of interest on the Loans, (iii) increase or extend any Lender's Commitment, (iv) reduce the rate of any fee payable under Section 2.8 or modify any provision that would reduce any amounts payable by the Borrowers under this Agreement, (v) reduce the percentage set out in the definition of "Required Lenders", or (vi) make any change in this subsection (b) or in subsection (c) below; and

     (c) except as otherwise set forth in subsection (b) above and as otherwise expressly provided elsewhere in this Agreement, the Agent shall not, without the consent of the Required Lenders (x) take any action that, under any of the other provisions of this Agreement, requires consent or approval of the Required Lenders or (y) effect any modification of, or consent to or waive the violation of, any provision of, or waive any Event of Default under, any of the Loan Documents.

     The Agent, upon its receipt of actual knowledge thereof, shall notify the Lenders of (1) each proposed action that would require the consent of all or any of the Lenders under clause (a) or (b) of this section, (2) the occurrence of any Event of Default or of any failure of payment or any breach of covenant described in Section 8.1(c), whether or not such failure has become an Event of Default, and (3) any action proposed to be taken by the Agent in the administration of the Loans and the Loan Documents not in the ordinary course of business; provided, that any failure of the Agent to give the Lenders any such notice shall not alone be the basis for any liability of the Agent to the Lenders except for the Agent's gross negligence or willful misconduct. The Agent shall promptly furnish to the Lenders copies of all documents and notices (other than non-material communications) that the Agent may receive pursuant to this Agreement and the other Loan Documents; provided, that any failure of the Agent to furnish promptly to any Lender any such copies shall not alone be the basis for any liability of the Agent to the Lenders except for the Agent's gross negligence or willful misconduct. The Agent shall assume no responsibility with respect to the authenticity, validity, accuracy or completeness of any document furnished to any Lender. Each Lender, upon its receipt of actual knowledge thereof, shall notify the Agent of the occurrence of any event of the kind described in clause (2) of this section; provided, that any failure of the Lender to give the Agent any such notice shall not alone be the basis for any liability of such Lender to the Agent or to any other Lender except for such Lender's gross negligence or willful misconduct.

     The Agent shall make available to the Lenders for inspection upon request the Agent's records with respect to all sums received or expended by the Agent in connection with the Loans and the Loan Documents.

     SECTION 9.3 Attorneys-in-fact. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     SECTION 9.4 Limitation on Liability. Neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement except for its or their own gross negligence or willful misconduct. Neither the Agent nor any of its Affiliates shall be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Hibbett, any of the other Borrowers or any other Consolidated Entity, or any officer or partner thereof, contained in this Agreement or in any of the other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in or received by the Agent under or in connection with this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Loan Documents, or for any failure of any of the Borrowers to perform its obligations thereunder. The Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of any of the Borrowers or to inspect the properties, books or records of any of the Borrowers or any other Consolidated Entity.

     SECTION 9.5 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent certificate, affidavit, letter, cablegram, telegram, telecopy or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an assignment or other appropriate documentation shall have been filed with and accepted by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive advice or concurrence of the Lenders or the Required Lenders as provided in this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders (except where the consent or approval of all the Lenders is required), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all present and future holders of the Notes.

     SECTION 9.6 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or any of the Borrowers or any other Consolidated Entity referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". If the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders and the Participants. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable.

     SECTION 9.7 No Representations. Each Lender expressly acknowledges that neither the Agent nor any of its Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrowers or any of them or any of the Consolidated Entities, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrowers and the Consolidated Entities and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of the Borrowers and the Consolidated Entities. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers or any of the Consolidated Entities that may come into the possession of the Agent or any of its Affiliates.

     SECTION 9.8 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers or any of the other Consolidated Entities and without limiting any obligations of the Borrowers or any of the other Consolidated Entities so to do), ratably according to the respective principal amount of the Revolving Notes held by them (or, if no Notes are outstanding, ratably in accordance with their respective Applicable Commitment Percentages as then in effect) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may at any time (including at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other document contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this section shall survive the payment of the Credit Obligations and the termination of this Agreement.

     SECTION 9.9 Agent as Lender. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers and the other Consolidated Entities as though it were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity.

     SECTION 9.10 Resignation. If the Agent shall resign as Agent under this Agreement, then the Required Lenders may appoint a successor Agent for the Lenders, which successor shall be approved by the Borrowers, which approval shall not be unreasonably withheld, which shall be a commercial bank organized under the laws of the United States of America or any state thereof, having a combined surplus and capital of not less than $500,000,000, whereupon such successor Agent shall succeed to the rights, powers and duties of the former Agent and the obligations of the former Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement; provided, however, that the former Agent's resignation shall not become effective until such successor Agent has been appointed; provided, further, if the Required Lenders cannot agree as to a successor Agent within ninety (90) days after such resignation, the Agent shall appoint a successor Agent acceptable to Lenders having at least 51% of the aggregate amount of the Commitments, and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other document executed pursuant to this Agreement; provided, however in such event all provisions of this Agreement and the Loan Documents, shall remain in full force and effect. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


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

     SECTION 9.11 Sharing of Payments, etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Credit Obligations (other than any payment pursuant to Section 3.5 or 3.6) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Credit Obligations (other than any payment pursuant to Section 3.5 or 3.6), then (a) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Credit Obligations so that the amount of the Credit Obligations held by each of the Lenders shall be pro rata, and (b) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; provided, however, that for purposes of this Section 9.11 the term "pro rata" shall be determined with respect to both the Commitments of each Lender and to the Revolving Facility after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Advances and Reimbursement Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 9.11 shall be rescinded to the extent of such recovery, without interest. The Borrowers expressly consent to the foregoing arrangements and agree that each Lender so purchasing a portion of the other Lenders' Credit Obligations may exercise all rights of payment (including all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     SECTION 9.12 Payments Between Agent and Lenders. All payments by the Agent to any Lender, and all payments by any Lender to the Agent, under the terms of this Agreement shall be made by wire transfer in immediately available funds to the receiving party's address specified in or pursuant to Section 10.2. If the Agent or any of the Lenders shall fail to pay when due any sum payable to the Agent or any other Lender, such sum shall bear interest until paid at the interest rate per annum for overnight borrowing by the payee from the Federal Reserve Bank for the period commencing on the date such payment was due and ending on, but excluding, the date such payment is made.

     SECTION 9.13 Independent  Agreements.  The provisions contained in Sections
9.1 through 9.9 and 9.11 through 9.13 constitute independent obligations and agreements of the Agent and the Lenders, and the Borrowers shall not be deemed parties thereto or bound thereby or entitled to any benefit thereunder. The Borrowers acknowledge the rights of the Lenders and the Agent under Section 9.10.

     SECTION 9.14 Agent Fees. The Borrowers agree to pay to the Agent, for its individual account, an annual Agent's fee in such amount as shall be agreed to from time to time.

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


                                   ARTICLE 10

                                  MISCELLANEOUS

     SECTION 10.1 Participations and Assignments.

     (a) The Borrowers and the Lenders understand that each of the Lenders may grant a participation in such Lender's Notes, Loans and interest in the Credit Obligations and the Loan Documents to any Affiliate of such Lender, and all communications with such Lender and the Borrowers shall be solely with such Lender and not with any participant. Each participation granted by a Lender hereunder (other than to an Affiliate of the Lender) shall be in an amount not less than $5,000,000. The Borrowers agree that any participant or subparticipant (which, like a participant, must be an Affiliate of such Lender) may exercise any and all rights of banker's lien or set-off with respect to any Borrower, as fully as if such participant or subparticipant had made a loan directly to such Borrower in the amount of the participation or subparticipation given to such participant or subparticipant in the Credit Obligations and the Loan Documents. For purposes of this Section 10.1 only, the Borrowers shall be deemed to be directly obligated to each participant or subparticipant in the amount of its participating interest in the amount of the principal of, and interest on, the Credit Obligations. Nothing contained in this section shall affect such Lender's right of set-off (under Section 10.3 or applicable law) with respect to the entire amount of the Credit Obligations, notwithstanding any such participation or subparticipation. The Lenders may divulge to any participant or subparticipant all information, reports, financial statements, certificates and documents obtained by the Lenders from any of the Borrowers or any other person under any provisions of this Agreement or the other Loan Documents or otherwise.

     (b) At any time after the Closing Date each Lender may, with the prior consent of the Agent and the Borrowers, which consent shall not be unreasonably withheld, assign to one or more banks or financial institutions all or a portion of its rights and obligations under this Agreement (including all or a portion of the Note payable to its order); provided, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (ii) for each assignment involving the issuance and transfer of Notes, the assigning Lender shall execute an Assignment and Acceptance and the Borrowers hereby consent to execute a replacement Note or Notes to give effect to the assignment, (iii) the minimum commitment which shall be assigned is $5,000,000 (together with which the assigning Lender's applicable portion of the Letter of Credit Participations shall also be assigned) and (iv) such assignee shall have an office located in the United States. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under such Note or Notes have been assigned or negotiated to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, as fully as if such assignee had been named as a Lender in this Agreement, and of a holder of such Note or Notes, and (y) the assignor shall, to the extent that rights and obligations hereunder or under such Note or Notes have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its future obligations under this Agreement. No assignee shall have the right to make any further assignment of its rights and obligations pursuant to this Section 10.1. Any Lender that makes an assignment shall pay to the Agent a one-time administrative fee of $5,000, which fee shall not be reimbursed by Borrowers.


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

     (c) By executing and delivering an Assignment and Acceptance, the Lender-assignor and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other person or the performance or observance by the Borrowers or any other person of any of its obligations under any Credit Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of all financial statements delivered pursuant to Section 7.3, and such other Credit Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, the assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Note and the other Credit Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and a holder of such Note.

     (d) The Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it.

     (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Agent shall give prompt notice thereof to the Borrowers.

     (f) Notwithstanding any provision of this Section 10.1 to the contrary, any Lender may assign all or any portion of its interest in the Loans to any of its Affiliates without approval by the Agent or the Borrowers upon payment of the administrative fee described in Section 10.1(a) above, or to any Federal Reserve Bank without approval by the Agent or the Borrowers and without payment of any fees.

         SECTION 10.2  Notices.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Agreement or the other Loan Documents to be made upon, given or furnished to, or filed with, any of the Borrowers or any of the Lenders or the Agent must (except as otherwise provided in this Agreement or the other Loan Documents) be in writing and be delivered by one of the following means: (1) by personal delivery at the hand delivery address specified below, (2) by first-class, registered or certified mail, postage prepaid and addressed as specified below, or (3) if facsimile transmission facilities for such party are identified below or pursuant to a separate notice from such party, sent by facsimile transmission to the number specified below or in such notice.

     (b) The hand delivery address, mailing address and (if applicable) facsimile transmission number for receipt of notice or other documents by such parties are as set forth below the signatures of the Borrowers and the Lender on the attached signature pages. Any of such parties may change its address or facsimile transmission number for receiving any such notice or other document by giving notice of the change to the other parties referred to in this Section 10.2.

     (c) Any such notice or other document shall be deemed delivered when actually received by an officer, director, partner or other legal representative of the party at the address or number specified pursuant to this Section 10.2, or, if sent by mail, three Business Days after such notice or document is deposited in the United States mail, addressed as provided above.


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

     (d) Five (5) Business Days' notice to the Borrowers as provided above shall constitute reasonable notification to the Borrowers when notification is required by law; provided, however, that nothing contained in the foregoing shall be construed as requiring five (5) Business Days' notice if, under applicable law and the circumstances then existing, a shorter period of time would constitute reasonable notice.

     SECTION 10.3 Setoff. Upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized at any time and from time to time, without notice to the Borrowers or any of them (any such notice being expressly waived by the Borrowers), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (including any branches, agencies or Affiliates of such Lender, wherever located) to or for the credit or the account of the Borrowers or any of them against any and all of the obligations of the Borrowers and each of them now or hereafter existing under any of the Loan Documents, irrespective of whether or not any demand shall have been made under the Loan Documents and although such obligations may be unmatured. Such Lender agrees promptly to notify each affected Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application or impose any liability on such Lender. The rights of such Lender under this Section 10.3 are in addition to all other rights and remedies (including other rights of set-off or pursuant to any banker's lien) that such Lender may have.

     SECTION 10.4 Survival. All representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct, at and as of the Closing Date and the date of each Loan except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) subsequently inapplicable, (c) modified as a result of activities of the Borrowers or changes in circumstances, in any case as permitted hereunder or consented to in accordance with the provisions hereof or (d) such representations and warranties specifically relate to an earlier date. All covenants, agreements, representations and warranties made in this Agreement or in any of the other Loan Documents and in the certificates delivered pursuant to any of the Loan Documents shall survive the making by the Lenders of the Loans and the execution and delivery to the Agent and Lenders of this Agreement, the Notes and the other Loan Documents and shall continue in full force and effect so long as any of the Credit Obligations remain outstanding.

     SECTION 10.5 Expenses. (a) The Borrowers shall pay all reasonable out-of-pocket expenses of the Agent and the Lenders, including fees and disbursements of counsel for the Agent, in connection with the preparation of the Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder (including those in connection with collection and other enforcement proceedings resulting therefrom), other than expenses due to the Agent or the Lenders' own gross negligence or willful misconduct. Any amount paid or advanced by the Agent or the Lenders under this section or the other Loan Documents not immediately reimbursed to the Agent or the Lenders after demand shall bear interest until paid at a rate equal to two percent (2%) in excess of the Base Rate in effect from time to time, or the highest rate permitted by law, whichever is less. The Borrowers shall pay all costs and expenses of performing and satisfying their obligations under this Agreement. The Borrowers' obligations under this Section
10.5 shall survive the payment in full of the Credit Obligations and the termination of this Agreement.


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

     SECTION 10.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

     SECTION 10.7 Submission to Jurisdiction. Each Borrower irrevocably (a) acknowledges that this Agreement will be accepted by the Agent and performed by such Borrower in the State of Alabama; (b) submits to the jurisdiction of each state or federal court sitting in Jefferson County, Alabama (collectively, the "Courts") over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents (individually, an "Agreement Action"); (c) waives, to the fullest extent permitted by law, any objection or defense that such Borrower may now or hereafter have based on improper venue, lack of personal jurisdiction, inconvenience of forum or any similar matter in any Agreement Action brought in any of the Courts; (d) agrees that final judgment in any Agreement Action brought in any of the Courts shall be conclusive and binding upon such Borrower and may be enforced in any other court to the jurisdiction of which such Borrower is subject, by a suit upon such judgment; (e) consents to the service of process on such Borrower in any Agreement Action by the mailing of a copy thereof by registered or certified mail, postage prepaid, to such Borrower at its address designated in or pursuant to Section 10.2; (f) agrees that service in accordance with this Section 10.7 shall in every respect be effective and binding on such Borrower to the same extent as though served on such Borrower in person by a person duly authorized to serve such process; and (g) AGREES THAT THE PROVISIONS OF THIS SECTION, EVEN IF FOUND NOT TO BE STRICTLY ENFORCEABLE BY ANY COURT, SHALL CONSTITUTE "FAIR WARNING" TO SUCH BORROWER THAT THE EXECUTION OF THIS AGREEMENT MAY SUBJECT SUCH BORROWER TO THE JURISDICTION OF EACH STATE OR FEDERAL COURT SITTING IN JEFFERSON COUNTY, ALABAMA WITH RESPECT TO ANY AGREEMENT ACTIONS, AND THAT IT IS FORESEEABLE BY SUCH BORROWER THAT IT MAY BE SUBJECTED TO THE JURISDICTION OF SUCH COURTS AND MAY BE SUED IN THE STATE OF ALABAMA IN ANY AGREEMENT ACTIONS. Nothing in this Section 10.7 shall limit or restrict the Agent's right to serve process or bring Agreement Actions in manners and in courts otherwise than as herein provided.


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

     SECTION 10.8 Termination. The termination of this Agreement shall not affect any rights of the Borrowers, the Lenders or the Agent or any obligation of the Borrowers, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Credit Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders hereunder and under the other Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Credit Obligations have been paid in full after the termination hereof or the Borrowers have furnished the Lenders with an indemnification satisfactory to the Lenders with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Credit Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Credit Obligations, the Agent or the Lenders are for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrowers shall be liable to, and shall indemnify and hold the Agent and the Lenders harmless for, the amount of such payment surrendered until the Agent and the Lenders shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent's or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. If on any date on which the Borrowers wish to pay the Credit Obligations in full and terminate this Agreement, there are any outstanding Letter of Credit Borrowings, the Borrowers shall, unless otherwise agreed by the Required Lenders in their sole discretion, make a cash prepayment to the Agent on such date in an amount equal to the then-outstanding Letter of Credit Borrowings, and the Agent shall hold such prepayment in an interest-bearing cash collateral account in the name and under the sole control of the Agent (which account shall bear interest at the Agent's then-current rate for such accounts) as security for the Reimbursement Obligations and other Letter of Credit Obligations. To the extent allowed by law, such account shall not constitute an asset of the Borrowers, or any of them, subject to their rights therein under this Section 10.8. The Agent shall from time to time debit such account for the payment of the Letter of Credit Obligations as the same become due and payable and shall promptly refund any excess funds (including interest) held in said account to the Borrowers if and when no Letter of Credit Borrowings remain outstanding hereunder and all of the Credit Obligations have been paid in full. The Borrowers shall remain liable for any Credit Obligations in excess of the amounts paid from such account.

     SECTION 10.9 Governing Law. All documents executed pursuant to the transactions contemplated herein, including this Agreement and each of the Loan Documents, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the internal laws and judicial decisions of the State of Alabama.

     SECTION 10.10 Indemnification. In consideration of the execution and delivery of this Agreement by the Agent and the Lenders, and so long as the Agent and the Lenders have fulfilled their respective obligations hereunder, each of the Borrowers hereby indemnifies, exonerates and holds the Agent and the Lenders and their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, claims, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any of the following:


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

     (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

     (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties;

     (c)  any   investigation,   litigation   or   proceeding   related  to  any
environmental cleanup, audit, compliance or other matter relating to the protection of the environment in connection with the Borrowers or the release by the Borrowers of any Hazardous Materials; or

     (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrowers thereof of any Hazardous Materials (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any environmental laws), regardless of whether caused by, or within the control of, the Borrowers, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 10.11 Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control.

     SECTION 10.12 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrowers may not assign or transfer their rights or obligations hereunder without the prior written consent of the Required Lenders. The Lenders may not assign or transfer their respective interest hereunder except as otherwise provided in this Agreement.

     SECTION 10.13 Severability. Any provision of any of the Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.


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

     SECTION 10.14 Obligations of Hibbett Absolute. Hibbett hereby agrees that its obligations and liabilities with respect to the Credit Obligations are joint and several with the Participating Entities, continuing, absolute and unconditional. Without limiting the generality of the foregoing, the obligations and liabilities of Hibbett with respect to the Credit Obligations shall not be released, discharged, impaired, modified or in any way affected by (a) the invalidity or unenforceability of any Loan Document executed by any other person with respect to the Credit Obligations, (b) the failure of the Agent to give Hibbett a copy of any notice given to any other person, (c) any modification, amendment or supplement of any obligation, covenant or agreement contained in any Loan Document executed by any other person with respect to the Credit Obligations, (d) any compromise, settlement, release or termination of any obligation, covenant or agreement in any Loan Document executed with respect to the Credit Obligations, (e) any waiver of payment, performance or observance by or in favor of any other person of any obligation, covenant or agreement under any Loan Document, (f) any consent, extension, indulgence or other action or inaction, or any exercise or non-exercise of any right, remedy or privilege with respect to any Loan Document executed by any other person with respect to the Credit Obligations, or (g) the extension of time for payment or performance of any Credit Obligation by any other person.

         SECTION 10.15 Arbitration; Preservation and Limitation of Remedies.

     (a) If any dispute or controversy shall arise among the parties hereto as to any matter arising out of or in connection with the Loan Documents, the parties shall attempt in good faith to resolve such controversy by mutual agreement. If such dispute or controversy cannot be so resolved, it shall be resolved solely in accordance with the provisions of this Section 10.15. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder.

     (b) Any dispute, controversy or claim between or among the parties hereto (the "Disputing Parties"), including disputes, controversies and claims arising out of or related to the Loan Documents, or the breach thereof, and the subject matter hereof, shall, except as provided in this Section 10.15, be settled by a single arbitrator by arbitration in Birmingham, Alabama in accordance with the Commercial Arbitration Rules of the American Arbitration Association as amended from time to time and as modified by this Agreement.

     (c) The arbitrator shall be selected by the Disputing Parties within 15 days after demand for arbitration is made by a Disputing Party. If the Disputing Parties are unable to agree on an arbitrator within such period, then each Disputing Party shall select one arbitrator, and each such arbitrator shall select a third arbitrator and the dispute shall be settled by the panel consisting of such three arbitrators (such panel, or the single arbitrator agreed to by both parties, as the case may be, being hereinafter referred to as the "Arbiter"). Each arbitrator shall be a licensed attorney in the State of Alabama and shall possess substantive legal experience with respect to the principal issues in dispute.

     (d) Except as may otherwise be agreed in writing by the Disputing Parties or as ordered by the Arbiter upon substantial justification, the hearing of the dispute shall be held and concluded within 90 days of submission of the dispute to arbitration. The Arbiter shall render its final award within 30 days following conclusion of the hearing. The Arbiter shall state the factual and legal basis for the award. The decision of the Arbiter shall be final and binding except as provided in the Federal Arbitration Act, 9 U.S.C. Section 1 et. seq., and except for errors of law based on findings of fact. Final judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment shall not be required to make such award effective.

     (e) Nothing in this Section 10.15 shall limit any right that any party may otherwise have to seek to obtain preliminary injunctive relief in order to preserve the status quo pending the disposition of any such arbitration proceeding.

         IN WITNESS WHEREOF, each of the Borrowers, the Lenders and the Agent have caused this Credit Agreement to be executed and delivered by its duly authorized corporate officer as of the day and year first above written.


                            HIBBETT SPORTING GOODS, INC.

                          By:      /s/  Gary A. Smith
                             -----------------------------------------------
                          Its:     Vice President & Chief Financial Officer
                             -----------------------------------------------

                            HIBBETT TEAM SALES, INC.

                          By:      /s/  Gary A. Smith
                             -----------------------------------------------
                          Its:     Vice President & Chief Financial Officer
                             -----------------------------------------------

                            SPORTS WHOLESALE, INC.

                          By:      /s/  Gary A. Smith
                             -----------------------------------------------
                          Its:     Vice President & Chief Financial Officer
                             -----------------------------------------------


                             HIBBETT CAPITAL MANAGEMENT, INC.


                          By:      /s/  Gary A. Smith
                             ------------------------------------------------
                          Its:     Vice President & Chief Financial Officer
                             ------------------------------------------------


                              ILLINOIS HIBBETT, LLC

                           By:      /s/  Gary A. Smith
                              -----------------------------------------------
                           Its:     Vice President & Chief Financial Officer
                              -----------------------------------------------



                       Hand Delivery and Mailing Address:

                            451 Industrial Lane
                            Birmingham, Alabama 35211
                            FAX:  (205) 912-7293
                            Attention:  Chief Financial Officer

                               AMSOUTH BANK


                           By:       /s/ David A. Simmons
                              ---------------------------------------------
                           Its:      Senior Vice President
                              ---------------------------------------------

                            Commitment: $15,000,000

                            Applicable Commitment Percentage: 60%


                            Lending Office and Hand Delivery Address:

                            1900 Fifth Avenue North
                            Upper Lobby, AmSouth Center
                            Birmingham, Alabama 35203
                            FAX: (205) 581-7479
                            Attention: David A. Simmons

                            Mailing Address:

                            Post Office Box 11007
                            Birmingham, Alabama 35288
                            FAX: (205) 581-7479
                            Attention: David A. Simmons

                           BANK OF AMERICA, N.A.


                         By:        /s/ David B. Jackson
                           ----------------------------------------
                         Its:       Senior Vice President
                           ----------------------------------------


                           Commitment: $10,000,000

                           Applicable Commitment Percentage: 40%


                           Lending Office, Mailing and Hand Delivery Address:

                           Mail Code: GA1-006-13-15
                           600 Peachtree Street, NE, 13th Floor
                           Atlanta, Georgia 30308-2214
                           FAX:  (404) 607-6343
                           Attention: David B. Jackson

                           With a copy to:

                           One Perimeter Park South
                           Suite 100 North
                           Birmingham, Alabama 35243
                           FAX:  (205) 970-6176
                           Attention: Alan Schweer

                         AMSOUTH BANK, as Agent


                         By:      /s/ David A. Simmons
                           ---------------------------------------
                         Its:     Senior Vice President
                           ---------------------------------------

                                    EXHIBIT A

                                 EXISTING LIENS


                                      NONE

                                    EXHIBIT B

                          HIBBETT SPORTING GOODS, INC.

                  REQUEST FOR ADVANCE OR INTEREST RATE ELECTION

     Under the Amended and Restated Credit Agreement dated as of December 31, 2003 (as amended from time to time, the "Credit Agreement") entered into by HIBBETT SPORTING GOODS, INC., a Delaware corporation, HIBBETT TEAM SALES, INC., an Alabama corporation, SPORTS WHOLESALE, INC., an Alabama corporation, HIBBETT CAPITAL MANAGEMENT, INC., a Nevada corporation, and ILLINOIS HIBBETT, LLC, a Delaware limited liability company (together with any persons who may become Participating Entities pursuant to Section 7.13 of the Credit Agreement, the "Borrowers") and AMSOUTH BANK, an Alabama banking corporation, and BANK OF AMERICA, N.A., a national banking association (collectively, the "Lenders") and AMSOUTH BANK, as Agent for the Lenders:

                               Request for Advance

     Pursuant to Section 2.2 of the Credit Agreement, Hibbett, on behalf of the Borrowers, hereby requests an Advance as follows:

                  (a)      Amount of Advance - $_______________.

                  (b)      Date as of which the Advance is to be made -
                           _________________.

                  (c) The following interest rate information is provided by respect to the Segment represented by the Advance:

                           (i) the interest rate shall be [the Base Rate] [the LIBOR-Based Rate] (circle one).

                           (ii) If the LIBOR-Based Rate is selected, the maturity selected for the Interest Period is [one month] [two months] [three months] [six months] for a LIBOR-Based Rate (circle one, if applicable).

                  (d) The following interest rate information is provided with respect to the Segment represented by the Swing Line Advances:

                           (i) the interest rate shall be [the Base Rate] [the Quoted Cost of Funds Rate] (circle one).

                           (ii) If the Quoted Cost of Funds Rate is selected, the maturity selected for the Quoted Cost of Funds Rate Period is ______ days (not to exceed 29 days).

                             Interest Rate Election

     Pursuant to Section 3.2 of the Credit Agreement, Hibbett makes the following interest rate election with respect to the Segment in the principal amount of $______________ that matures on ____________________.

     (a) The amount of the Segment to which the requested interest rate will apply - $______________.

     (b) The date on which the selected  interest rate will become  applicable -
__________________.

     (c) The interest rate selected is [the Base Rate] [the LIBOR-Based Rate] (circle one).

     (d) If the LIBOR-Based Rate is selected, the maturity selected for the Interest Period is [one month] [two months] [three months] [six months] for a LIBOR-Based Rate (circle one, if applicable).

     In accordance with Section 6.1 of the Credit Agreement, each borrowing of an Advance constitutes a representation and warranty by the Borrowers to the Agent and the Lenders that no material adverse change in the financial condition of the Borrowers and the Consolidated Entities, on a consolidated basis, as reflected in the financial statements referred to in Section 5.3 of the Credit Agreement, has occurred since the date of such financial statements and that the representations and warranties of Borrowers contained in the Credit Agreement continue to be true and correct (except the financial statements referred to in Section 5.3 shall be deemed those most recently delivered to the Agent pursuant to Section 7.3).

         Dated ________________.

                          HIBBETT SPORTING GOODS, INC.


                       By:
                         ---------------------------------------------------
                       Its:
                         ---------------------------------------------------

                                    EXHIBIT C

                      FORM OF COMPETITIVE BID QUOTE REQUEST

                                     [Date]

To:               AMSOUTH BANK, as Agent

From:             HIBBETT SPORTING GOODS, INC.

Re:               Competitive Bid Quote Request


     Pursuant to Section 2.3 of the Amended and Restated Credit Agreement dated December 31, 2003 (as modified and supplemented in effect from time to time, the "Credit Agreement") among Hibbett Sporting Goods, Inc., Hibbett Team Sales, Inc., Sports Wholesale, Inc., Hibbett Capital Management, Inc., Illinois Hibbett, LLC, the lenders named therein and AmSouth Bank, as agent, we hereby give notice that we request Competitive Bid Quotes for the following proposed Competitive Bid Borrowing(s):


Borrowing/Quotation                                       Interest
          Date          Amount1          Type2            Period3
          ----          -------          -----            -------



         Terms used herein have the meanings assigned to them in the Credit Agreement.


                          HIBBETT SPORTING GOODS, INC.

                          By:
                            ---------------------------------------------
                          Title:

---------------------------

         1  Each amount must be $3,000,000 or a larger multiple of $100,000.

         2 Insert either "LIBOR Margin" (in the case of LIBOR Market Loans) or "Absolute Rate" (in the case of Absolute Rate Loans).

         3 One, two, three or six months, in the case of a LIBOR Market Loan or, in the case of an Absolute Rate Loan, a period of not less than 7 days nor more than 180 days after the making of such Absolute Rate Loan and ending on a Business Day.

                                    EXHIBIT D

                          FORM OF COMPETITIVE BID QUOTE

     To: AmSouth Bank, as Agent

     Attention: David Simmons

     Re: Competitive Bid Quote to HIBBETT SPORTING GOODS, INC., a Delaware corporation, HIBBETT TEAM SALES, INC., an Alabama corporation and SPORTS
WHOLESALE, INC., an Alabama corporation (collectively referred to as the "Borrowers")

     The Competitive Bid Quote is given in accordance with Section 2.3(c) of the Amended and Restated Credit Agreement dated December 31, 2003 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among Hibbett Sporting Goods, Inc., Hibbett Team Sales, Inc., Sports Wholesale, Inc., Hibbett Capital Management, Inc., Illinois Hibbett, LLC, the lenders named therein and AmSouth Bank, as agent. Terms defined in the Credit Agreement are used herein as defined therein.

         In response to the Borrower's invitation dated _______________, 200__, we hereby make the following Competitive Bid Quote(s) on the following terms:

                  1. Quoting Bank:

                  2. Person to contact at Quoting Bank:

                  3. We hereby offer to make Competitive Bid Loan(s) in the following principal amount(s), for the following Interest Period(s) and at the following rate(s):


Borrowing/Quotation                                                   Interest
       Date           Amount1          Type2             Period3        Rate4
       ----           -------          -----             -------        -----




         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Competitive Bid Loan(s) for which any offer(s) (is/are) accepted, in whole or in part (subject to the third sentence of Section 2.3(e) of the Credit Agreement.

                                   Very truly yours,

                                   [NAME OF BANK]


                                By:
                                ---------------------------------------------
                                   Authorized Officer

Dated: _________________, ____


-----------------------

     1 The principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $1,000,000 or a larger multiple of $100,000.

     2 Indicate "LIBOR Margin" (in the case of LIBOR Market Loans) or "Absolute Rate" (in the case of Absolute Rate Loans).

     3 One, two, three or six months, in the case of a LIBOR Market Loan or, in the case of an Absolute Rate Loan, a period of not less than 7 days nor more than 180 days after the making of such Absolute Rate Loan and ending on a Business Day, as specified in the related Competitive Bid Market Quote Request.

     4 For a LIBOR Market Loan, specify margin over or under the London interbank offered rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS". For an Absolute Rate Loan, specify rate of interest per annum (rounded to the nearest 1/10,000 of 1%).

                                    EXHIBIT E

                              ASSUMPTION AGREEMENT


     THIS ASSUMPTION AGREEMENT ("this Agreement") is entered into by AMSOUTH BANK, an Alabama banking corporation, as Agent for the Lenders described below and the other undersigned entity (the "Assuming Entity") on ____________________, 200__.

                                    Recitals

     A. AmSouth Bank and Bank of America, N.A. (collectively, the "Lenders") and AmSouth Bank, as Agent for the Lenders have entered into an Amended and Restated Credit Agreement dated December 31, 2003 (the "Credit Agreement") with Hibbett Sporting Goods, Inc., a Delaware corporation ("Hibbett"), and certain Affiliates thereof (collectively, the "Borrowers").

     B. Under the terms of the Credit Agreement the Lenders have made a revolving line of credit facility in the maximum principal amount of $25,000,000 available to the Borrowers on the terms and conditions specified in the Credit Agreement (the "Revolving Facility").

     C. The Assuming Entity desires, pursuant to Section 2.1 of the Credit Agreement, to become obligated as a Borrower, jointly and severally, with all other parties that are now Borrowers, with respect to the Credit Agreement, the Notes and the other Credit Obligations and to take all other action necessary to become a Borrower and a Participating Entity, as defined in the Credit Agreement.

     D. Capitalized terms used in this Agreement, unless otherwise defined herein, have the meanings assigned to them in the Credit Agreement.


                                    Agreement

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein set forth, and to induce the Lenders to extend credit under the Revolving Facility, and in further consideration of the substantial material benefit to accrue to the Assuming Entity from credit extended and to be extended by the Lenders under the Revolving Facility, the parties hereto agree as follows:

     1. The Assuming Entity hereby assumes, and agrees that it is and shall be fully liable, jointly and severally with all parties that are now Borrowers, for the Credit Obligations, and all covenants, agreements, warranties and representations with respect to the Revolving Facility set forth in the Credit Agreement and the Notes, and hereby agrees that it is and shall be a party to, and a Borrower under the terms of, the Credit Agreement and the Notes, with the same force and effect as would be the case if the Assuming Entity had been named as a Borrower in and had executed and delivered the Credit Agreement and the Notes to the Lender on the Closing Date; provided, however, that the liability with respect to the Credit Obligations shall be limited as set forth in Section 2.1(d) of the Credit Agreement.

     2. The Assuming Entity acknowledges that it has had full and complete access to the underlying papers relating to the Credit Obligations and all other papers available to any Borrower in connection with the Credit Obligations, has reviewed them and is fully aware of the meaning and effect of their contents. The Assuming Entity is fully informed of all circumstances that bear upon the risks of executing this Agreement and which a diligent inquiry would reveal. The Assuming Entity has adequate means to obtain from the Borrowers on a continuing basis information concerning the Borrowers' financial condition and is not depending on the Lender to provide such information, now or in the future. The Assuming Entity agrees that the Lender shall have no obligation to advise or notify the Assuming Entity or to provide the Assuming Entity with any data or information, except as may otherwise be required by the Credit Agreement. The execution and delivery of this Agreement is not a condition precedent (and the Lender has not in any way implied that the execution of this Agreement is a condition precedent) to the Lender's making, extending or modifying any loan or any other financial accommodation to or for the Assuming Entity other than under the Credit Agreement.

     3. The Assuming Entity hereby unconditionally agrees to pay and perform all of the Credit Obligations, whether now existing or hereafter incurred or arising (subject to the proviso of Section 1 above).

     4. The Assuming Entity hereby specifically acknowledges and agrees, without limiting the generality of the other provisions of this Agreement, to be bound by the terms and conditions specified in Sections 2.1(c) and 10.15 of the Credit Agreement.

     5. The Assuming Entity hereby agrees that the obligations and liabilities of the Assuming Entity with respect to the Credit Obligations are joint and several with the other Borrowers, continuing, absolute and unconditional (subject to the proviso of Section 1 above). Without limiting the generality of the foregoing, the obligations and liabilities of the Assuming Entity with respect to the Credit Obligations shall not be released, discharged, impaired, modified or in any way affected by (a) the invalidity or unenforceability of any Loan Document, (b) the failure of the Agent or the Lenders to give the Assuming Entity a copy of any notice given to any other Borrower, (c) any modification, amendment or supplement of any obligation, covenant or agreement contained in any Loan Document, (d) any compromise, settlement, release or termination of any obligation, covenant or agreement in any Loan Document, (e) any waiver of payment, performance or observance by or in favor of any other Borrower of any obligation, covenant or agreement under any Loan Document, (f) any consent, extension, indulgence or other action or inaction, or any exercise or non-exercise of any right, remedy or privilege with respect to any Loan Document, (g) the extension of time for payment or performance of any of the Credit Obligations, or (h) any other matter that might otherwise be raised in avoidance of, or in defense against an action to enforce, the obligations of the Assuming Entity under this Agreement, the Revolving Facility, the Credit Agreement, the Notes or any other Loan Document.

     6. The Assuming Entity covenants and agrees with the Agent as follows:

     (a) The Assuming Entity will be bound by all of the obligations, requirements and restrictions in the covenants contained in Article 7 of the Credit Agreement.

     (b) The Assuming Entity will not exercise any rights that it may acquire by way of subrogation under this Agreement or the Subrogation and Contribution Agreement referred to in clause (c) of this Section 6, by any payment made hereunder or under any of the other Loan Documents or otherwise, until all the Credit Obligations have been paid in full and the Credit Agreement has been terminated. If any amount shall be paid to the Assuming Entity on account of any such subrogation rights at any time when all of the Credit Obligations shall not have been paid in full and the Credit Agreement terminated, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall be paid forthwith to the Agent to be credited and applied upon the Credit Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

     (c) The Assuming Entity will not amend or waive any provision of the Amended and Restated Subrogation and Contribution Agreement dated December ____, 2003, as amended from time to time and as amended by an amendment entered into by the Assuming Entity and Hibbett of even date herewith nor consent to any departure by Hibbett or any other Participating Entity from such Subrogation and Contribution Agreement, as amended, or from any similar Subrogation and Contribution Agreements executed by other Participating Entities relating to the Revolving Facility, without having obtained the prior written consent of the Required Lenders to such amendment, waiver or consent.

     7. The Assuming Entity irrevocably (a) acknowledges that this Agreement and the other Loan Documents will be executed or accepted by the Agent and performed by the Assuming Entity in the State of Alabama (which is the state in which the Lender's main office is located); (b) submits to the jurisdiction of each state or federal court sitting in Jefferson County, Alabama (collectively, the "Courts") over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents (individually, an "Agreement Action"); (c) waives, to the fullest extent permitted by law, any objection or defense that the Assuming Entity may now or hereafter have based on improper venue, lack of personal jurisdiction, inconvenience of forum or any similar matter in any Agreement Action brought in any of the Courts; (d) agrees that final judgment in any Agreement Action brought in any of the Courts shall be conclusive and binding upon the Assuming Entity and may be enforced in any other court to the jurisdiction of which the Assuming Entity is subject, by a suit upon such judgment; (e) designates ________________________, whose address is ________________________, Alabama _____ as the Assuming Entity's authorized agent to accept and acknowledge on the Assuming Entity's behalf service of any and all process that may be served in any Agreement Action in any of the Courts;
(f) agrees, if such agent shall cease so to act, irrevocably to designate and appoint without delay another such agent in the State of Alabama satisfactory to the Lender; (g) consents to the service of process on the Assuming Entity in any Agreement Action by the mailing of a copy thereof by registered or certified mail, postage prepaid, to (i) the Assuming Entity at the Assuming Entity's address designated in or pursuant to Section 10.1 of the Credit Agreement or
(ii) the agent for service of process appointed by the Assuming Entity under this Section 7; (h) agrees that service in either manner specified in clause (g) next above shall in every respect be effective and binding on the Assuming Entity to the same extent as though such service of process were served on the Assuming Entity in person by a person duly authorized to serve such process; and
(i) AGREES THAT THE PROVISIONS OF THIS SECTION, EVEN IF FOUND NOT TO BE STRICTLY ENFORCEABLE BY ANY COURT, SHALL CONSTITUTE "FAIR WARNING" TO THE ASSUMING ENTITY THAT THE EXECUTION OF THIS AGREEMENT MAY SUBJECT THE ASSUMING ENTITY TO THE JURISDICTION OF THE COURTS OF THE STATE OF ALABAMA WITH RESPECT TO ANY AGREEMENT ACTIONS, AND THAT IT IS FORESEEABLE BY THE ASSUMING ENTITY THAT THE ASSUMING ENTITY MAY BE SUBJECTED TO THE JURISDICTION OF THE COURTS OF THE STATE OF ALABAMA AND MAY BE SUED IN THAT STATE IN ANY AGREEMENT ACTIONS. Nothing in this
Section 7 shall limit or restrict the right of the Agent to serve process or bring Agreement Actions in manners and in courts otherwise than as herein provided.

     8. The Assuming Entity agrees that it is, and for all purposes of the Credit Agreement, the Notes and the other Loan Documents shall be, a Borrower and a Participating Entity.

     9. This Agreement shall bind the Assuming Entity's successors and assigns and shall inure to the benefit of, and be enforceable by, the Agent and the Lenders and their respective successors and assigns. This Agreement may only be waived, modified or amended by a written instrument signed by the party against which the enforcement thereof is sought. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Alabama. If any term of this Agreement shall be invalid or unenforceable, the remainder of this Agreement shall remain in force and effect. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one agreement. This Agreement and the other Loan Documents constitute the entire agreement of the parties with respect to the subject matter hereof and supersede any inconsistent agreement with respects to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the date first written above.

                         AMSOUTH BANK, as Agent


                        By:
                          ----------------------------------------------------

                        Its:
                          ----------------------------------------------------


                           [NAME OF ASSUMING ENTITY]


                         By:
                           ---------------------------------------------------

                         Its:
                           ---------------------------------------------------

                                   EXHIBIT F-1

                            [Form of Syndicated Note]

                                 PROMISSORY NOTE

                                                           Birmingham, Alabama
$_____________________1                                     December 31, 2003


     FOR VALUE RECEIVED, HIBBETT SPORTING GOODS, INC., a Delaware corporation, HIBBETT TEAM SALES, INC., an Alabama corporation, SPORTS WHOLESALE, INC., an Alabama corporation, HIBBETT CAPITAL MANAGEMENT, INC., a Nevada corporation, and ILLINOIS HIBBETT, LLC, a Delaware limited liability company (together referred to as the "Borrowers"), hereby jointly and severally promise to pay to ____________________2 (the "Lender"), for account of its Applicable Lending Office provided for by the Credit Agreement referred to below, at the Principal Office of AmSouth Bank, the principal sum of ____________________3 Dollars (or such lesser amount as shall equal the aggregate unpaid principal under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Syndicated Loan, at such office, in like money and funds, for the period commencing on the date of such Syndicated Loan until such Syndicated Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Syndicated Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Syndicated Loans made by the Lender.

     This Note is one of the Syndicated Notes referred to in the Amended and Restated Credit Agreement dated December 31, 2003 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among the Borrowers, the lenders named therein and AmSouth Bank, as Agent, and evidences Syndicated Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

     The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein. In the event this Note is not paid when due at any stated or accelerated maturity, the Borrowers agree to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney's fees.

     Each of the Borrowers hereby severally (a) waives presentment, protest, notice of protest, notice of dishonor, suit against any party and all other requirements necessary to hold them jointly and severally liable hereunder; (b) agrees that time of payment may be extended, renewal notes taken, the terms and conditions of credit modified or amended, collateral security released, or other indulgences granted without notice of or consent to such action by any party and without release of the liability of the Borrowers or any of them; (c) consents to the Lender's or the Agent's releasing, agreeing not to sue, suspending the right to enforce this note against or otherwise discharging or compromising claims against the Borrowers, or any of them, or any other person against whom the Lender has a right of recourse, all without notice to or the consent of the Borrowers or any of them.
----------------------------------
1  Insert the amount of Lender's Commitment.
2  Insert name of Lender in capital letters.
3  Insert Lender's Commitment in words.

                                       F-1-1

Each of the Borrowers, jointly and severally, agrees to pay all costs of collecting or securing or attempting to collect or secure this note, including reasonable attorneys' fees.

     No failure or delay on the part of the Lender or the Agent in exercising any right, power or privilege under this note shall operate as a waiver thereof. No modification, amendment or waiver of any provision of this note shall be effective unless in writing and signed by a duly authorized officer of the Lender.

     The provisions of this note shall be binding, jointly and severally, upon the successors and assigns each of the Borrowers, and shall inure to the benefit of the Lender and its successors and assigns. This note shall be governed by the laws of the State of Alabama.

                                       F-1-2

         IN WITNESS WHEREOF, each of the Borrowers has caused this Note to be executed in its name and on its behalf by its duly authorized officer, on the date and year first above written.

                         HIBBETT SPORTING GOODS, INC.

                         By:
                           ----------------------------------------------------
                         Its
                           ----------------------------------------------------

                               Taxpayer's Identification Number:  63-1074067

                         HIBBETT TEAM SALES, INC.

                         By:
                           ----------------------------------------------------
                         Its
                           ----------------------------------------------------

                               Taxpayer's Identification Number:  63-1135586

                         SPORTS WHOLESALE, INC.

                         By:
                           ----------------------------------------------------
                         Its
                           ----------------------------------------------------

                                Taxpayer's Identification Number:  63-1131645

                         HIBBETT CAPITAL MANAGEMENT, INC.

                         By:
                           ----------------------------------------------------
                         Its
                           ----------------------------------------------------

                                Taxpayer's Identification Number:  38-3641555

                         ILLINOIS HIBBETT, LLC

                         By:
                           ----------------------------------------------------
                         Its
                           ----------------------------------------------------

                                 Taxpayer's Identification Number:   none

                         Send all statements, correspondence and billings to:

                                  451 Industrial Lane
                                  Birmingham, Alabama 35211
                                  Attention:  Chief Financial Officer


                                       F-1-3

                          SCHEDULE OF SYNDICATED LOANS

     This Note evidences Syndicated Loans made, continued or converted under the within-described Credit Agreement to the Borrowers, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the continuations, conversions and prepayments of principal set forth below:

       Principal
Date   Amount     Type             Maturity    Amount     Unpaid
  of     of        of   Interest   Date of    Paid or   Principal    Notation
Loan    Loan      Loan    Rate      Loan      Prepaid     Amount     Made by
----   ---------  ----  --------   --------   -------   ----------   --------


                                       F-1-4

                                   EXHIBIT F-2

                         [Form of Competitive Bid Note]

                                 PROMISSORY NOTE

                                                            Birmingham, Alabama
$25,000,000                                                  December 31, 2003


     FOR VALUE RECEIVED, HIBBETT SPORTING GOODS, INC., a Delaware corporation, HIBBETT TEAM SALES, INC., an Alabama corporation, SPORTS WHOLESALE, INC., an Alabama corporation, HIBBETT CAPITAL MANAGEMENT, INC., a Nevada corporation, and ILLINOIS HIBBETT, LLC, a Delaware limited liability company (together referred to as the "Borrowers"), hereby promises to pay to _____________________________1 (the "Lender"), for account of its Applicable Lending Office provided for by the Credit Agreement referred to below, at the Principal Office of AmSouth Bank, the aggregate unpaid principal amount of the Competitive Bid Loans made by the Lender to the Borrowers under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Competitive Bid Loan, at such office, in like money and funds, for the period commencing on the date of such Competitive Bid Loan until such Competitive Bid Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     The date, amount, Type, interest rate and maturity date of each Competitive Bid Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Borrowers on its books and, prior to any transfer of this Note, endorsed by the Borrowers on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Competitive Bid Loans made by the Lender.

     This Note is one of the Competitive Bid Notes referred to in the Amended and Restated Credit Agreement dated December 31, 2003 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among the Borrowers, the lenders named therein and AmSouth Bank, as Agent, and evidences Competitive Bid Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.
-------------------------
1  Insert name of Lender in capital letters.

                                       F-2-1

     The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Competitive Bid Loans upon the terms and conditions specified therein. In the event this
Note is not paid when due at any stated or accelerated maturity, the Borrowers agree to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney's fees.

     Each of the Borrowers hereby severally (a) waives presentment, protest, notice of protest, notice of dishonor, suit against any party and all other requirements necessary to hold them jointly and severally liable hereunder; (b) agrees that time of payment may be extended, renewal notes taken, the terms and conditions of credit modified or amended, collateral security released, or other indulgences granted without notice of or consent to such action by any party and without release of the liability of the Borrowers or any of them; (c) consents to the Lender's or the Agent's releasing, agreeing not to sue, suspending the right to enforce this note against or otherwise discharging or compromising claims against the Borrowers, or any of them, or any other person against whom the Lender has a right of recourse, all without notice to or the consent of the Borrowers or any of them. Each of the Borrowers, jointly and severally, agrees to pay all costs of collecting or securing or attempting to collect or secure this note, including reasonable attorneys' fees.

     No failure or delay on the part of the Lender or the Agent in exercising any right, power or privilege under this note shall operate as a waiver thereof. No modification, amendment or waiver of any provision of this note shall be effective unless in writing and signed by a duly authorized officer of the Lender.

     The provisions of this note shall be binding, jointly and severally, upon the successors and assigns each of the Borrowers, and shall inure to the benefit of the Lender and its successors and assigns. This note shall be governed by the laws of the State of Alabama.


                                       F-2-2

     IN WITNESS WHEREOF, each of the Borrowers has caused this Note to be executed in its name and on its behalf by its duly authorized officer, on the date and year first above written.

                          HIBBETT SPORTING GOODS, INC.

                          By:
                            ---------------------------------------------------
                          Its
                            ---------------------------------------------------

                                Taxpayer's Identification Number:  63-1074067

                           HIBBETT TEAM SALES, INC.

                           By:
                             --------------------------------------------------
                           Its
                             --------------------------------------------------

                                Taxpayer's Identification Number:  63-1135586

                            SPORTS WHOLESALE, INC.

                            By:
                              -------------------------------------------------
                            Its
                              -------------------------------------------------

                                 Taxpayer's Identification Number:  63-1131645

                             HIBBETT CAPITAL MANAGEMENT, INC.

                             By:
                               ------------------------------------------------
                             Its
                               ------------------------------------------------

                                 Taxpayer's Identification Number: 38-3641555

                             ILLINOIS HIBBETT, LLC

                             By:
                               ------------------------------------------------
                             Its
                               ------------------------------------------------

                                 Taxpayer's Identification Number: none

                            Send all statements, correspondence and billings to:

                            451 Industrial Lane
                            Birmingham, Alabama 35211
                            Attention:  Chief Financial Officer


                                       F-2-3

                        SCHEDULE OF COMPETITIVE BID LOANS

     This Note evidences Competitive Bid Loans made under the within-described Credit Agreement to the Borrowers, on the dates, in the principal amounts, of the Types, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

       Principal
Date    Amount    Type               Maturity    Amount    Unpaid
  of      of       of    Interest    Date of    Paid or   Principal    Notation
Loan     Loan     Loan     Rate       Loan      Prepaid    Amount      Made by
----   ---------  ----   --------   --------    -------   ---------    --------


                                       F-2-4

                                   EXHIBIT F-3


                                 SWINGLINE NOTE


$7,000,000                                                   Birmingham, Alabama
                                                               December 31, 2003

     FOR VALUE RECEIVED, HIBBETT SPORTING GOODS, INC., a Delaware corporation, HIBBETT TEAM SALES, INC., an Alabama corporation, SPORTS WHOLESALE, INC., an Alabama corporation, HIBBETT CAPITAL MANAGEMENT, INC., a Nevada corporation, and ILLINOIS HIBBETT, LLC, a Delaware limited liability company (together referred to as the "Borrowers"), hereby jointly and severally promise to pay to the order of AMSOUTH BANK ("Payee"), the sum of Seven Million and No/100 Dollars ($7,000,000.00), or as much thereof as maybe outstanding from time to time, together with interest thereon as provided in that Amended and Restated Credit Agreement of even date herewith among Borrowers, Payee and the several lenders from time to time party thereto and AmSouth Bank, as agent, as it may be amended or restated from time to time (the "Credit Agreement").

     This Note evidences the "Swingline Loan," as defined in the Credit Agreement. Reference is made to the Credit Agreement for the terms of payment of principal and interest hereunder, for a description of the rights of the "Agent" as defined in the Credit Agreement, to enforce this Note, and for additional provisions regarding additional payments, prepayment, draws and other terms and conditions applicable to the indebtedness evidenced by this Note. As provided in the Credit Agreement, (i) all remaining principal, interest and expenses outstanding hereunder or under the Credit Agreement shall become finally due on the Maturity Date, (ii) the sum of the outstanding principal balance hereunder and under the Revolving Facility may not exceed $25,000,000 in the aggregate at any time, and (iii) the obligations hereunder are to be allocated to Lenders pro rata upon an Event of Default.

     As provided in the Credit Agreement, interest hereunder shall be calculated based upon a 360-day year and actual days elapsed. As also provided further in the Credit Agreement, the interest rate required hereby shall not exceed the maximum rate permissible under applicable law, and any amounts paid in excess of such rate shall be applied to reduce the principal amount hereof or shall be refunded to the Borrowers, at the option of the holder of this Note.

     Subject to the provisions of the Credit Agreement, Borrowers may borrow, repay and reborrow amounts hereunder from time to time, provided that Borrowers are not in default hereunder or under the Credit Agreement and provided that all conditions to Payee's obligation to fund advances as set forth in the Credit Agreement are satisfied. Payee shall have no liability for its refusal to advance funds hereunder following a determination that any condition precedent to the making of an advance has not been satisfied.

     Payee's records of the amounts advanced hereunder shall be conclusive proof thereof, absent manifest error.

     All amounts due under this Note are payable at par in lawful money of the United States of America, at the principal place of business of the Agent in Birmingham, Alabama, or at such other address as the Agent may direct.

     To the extent permitted by applicable law, Borrowers shall pay to the holder hereof ("Holder") a late charge equal to five percent (5%) of any payment which is past due for a period of twelve (12) or more days, in order to cover the additional expenses incident to the handling and processing of delinquent payments.

     The occurrence of an Event of Default under the Credit Agreement shall constitute an Event of Default under this Note.

     Upon the occurrence of an Event of Default, as defined above, the Holder may, at its option and without notice (except as provided in the Credit Agreement), acting through the Agent as provided in the Credit Agreement, declare all principal and interest provided for under this Note, and any other obligations of Borrowers to Holder, to be presently due and payable, and Holder may enforce any remedies available to Holder under any documents securing or evidencing debts of Borrowers to Holder. Holder may waive any default before or after it occurs and may restore this Note in full effect without impairing the right to declare it due for a subsequent default, this right being a continuing one. Upon default, the remaining unpaid principal balance of the indebtedness evidenced hereby and all expenses due Holder shall bear interest at the Default Rate, as defined in the Credit Agreement.

                                       F-3-1

     All amounts received for payment of this Note shall be applied in accordance with the Credit Agreement.

     Borrowers and all sureties, guarantors, endorsers and other parties to this Note hereby consent to any and all renewals, waivers, modifications, or extensions of time (of any duration) that may be granted by Holder with respect to this Note and severally waive demand, presentment. protest, notice of dishonor, and all other notices that might otherwise be required by law, except as set forth in the Credit Agreement. All parties hereto waive the defense of impairment of collateral and all other defenses of suretyship, if applicable.

     Borrowers' performance under this Note is secured by various property, as described in the Credit Agreement.

     Borrowers and all sureties, guarantors, endorsers and other parties hereto agree to pay reasonable attorneys' fees and all court and other costs that Holder may incur in the course of efforts to collect the debt evidenced hereby or to protect Holder's interest in any collateral securing the same, to the extent permitted by the Credit Agreement.

     The validity and construction of this Note shall be determined according to the laws of Alabama applicable to contracts executed and performed within that state and applicable federal law. If any provision of this Note should for any reason be invalid or unenforceable, the remaining provisions hereof shall remain in full effect.


                                       F-3-2

         Words used herein indicating gender or number shall be read as context may require.


                         HIBBETT SPORTING GOODS, INC.

                          By:
                            ---------------------------------------------------
                          Its
                            ---------------------------------------------------

                                Taxpayer's Identification Number:  63-1074067

                           HIBBETT TEAM SALES, INC.

                           By:
                             --------------------------------------------------
                           Its
                             --------------------------------------------------

                                Taxpayer's Identification Number:  63-1135586

                            SPORTS WHOLESALE, INC.

                            By:
                              -------------------------------------------------
                            Its
                              -------------------------------------------------

                                 Taxpayer's Identification Number:  63-1131645

                             HIBBETT CAPITAL MANAGEMENT, INC.

                             By:
                               ------------------------------------------------
                             Its
                               ------------------------------------------------

                                 Taxpayer's Identification Number: 38-3641555

                             ILLINOIS HIBBETT, LLC

                             By:
                               ------------------------------------------------
                             Its
                               ------------------------------------------------

                                 Taxpayer's Identification Number: none

                            Send all statements, correspondence and billings to:

                            451 Industrial Lane
                            Birmingham, Alabama 35211
                            Attention:  Chief Financial Officer



                                       F-3-3

                                   EXHIBIT G

                                     FORM OF
                             COMPLIANCE CERTIFICATE

     Reference is made to that certain Amended and Restated Credit Agreement between HIBBETT SPORTING GOODS, INC., a Delaware corporation ("Hibbett"), HIBBETT TEAM SALES, INC., an Alabama corporation, SPORTS WHOLESALE, INC., an Alabama corporation, HIBBETT CAPITAL MANAGEMENT, INC., a Nevada corporation, and ILLINOIS HIBBETT, LLC, a Delaware limited liability company (together referred to as the "Borrowers") and AMSOUTH BANK, an Alabama banking corporation, and BANK OF AMERICA, N.A., a national banking association (collectively, the "Lenders") and AMSOUTH BANK, as Agent for the Lenders, dated as of December 31, 2003 (as amended from time to time, the "Credit Agreement"). Capitalized terms used in this certificate and the Schedule attached hereto, unless otherwise defined herein, have the meanings assigned to them in the Credit Agreement.

     The undersigned does hereby certify to the Agent as follows:

     1. She is the duly elected and serving [chief financial officer or chief executive officer] of Hibbett.

     2. She has reviewed the terms of the Credit Agreement and the other Loan Documents and has made, or has caused to be made under her supervision, a review of the transactions and conditions of Hibbett and its Consolidated Entities through the date on which this certificate is delivered to the Agent. No Default has occurred and is continuing as of the date this certificate is delivered to the Agent, except as follows: [Give detailed description or insert "none" if appropriate].

     3. The computations relating to Hibbett's financial condition set forth on Schedule C-1 attached hereto were true and correct as of ___________________, 20___ (such date being the last day of the most recently ended fiscal calendar quarter) and there has been no Material Adverse Change in such amounts upon which such computations are based through the date on which this certificate is delivered to the Agent, except as follows: [Give detailed description or insert "none" if appropriate].



                                                 _______________ of
                                                 HIBBETT SPORTING GOODS, INC.


Dated:                 , 20____
        ---------------

                                  SCHEDULE G-1

                          Financial Covenant Compliance


     The   following   financial   covenants   calculations   are   made  as  of
______________, 20___ (the "Determination Date"):

     1. The ratio at the Determination Date of EBITDAR to Operating Lease Payments, Interest Expense, Income Taxes, Dividends and Current Maturities for the most recent four quarter period was _______ to 1.00, calculated as follows:

(a)      Consolidated Net Income for period                        $___________
(b)      Depreciation and amortization                              ___________
(c)      Interest Expense                                           ___________
(d)      Income Taxes                                               ___________
(e)      Operating Lease Payments                                   ___________
(f)      Sum of (a) through (e)                                     ___________
(g)      Operating Lease Payments for period                        ___________
(h)      Interest Expense for period                                ___________
(i)      Income Taxes for period                                    ___________
(j)      Dividends for period                                       ___________
(k)      Current Maturities at end of period                        ___________
(l)      Sum of (g) through (k)                                     ___________
(m)      (f) ? (l)                                                  ___________

Required:  Not less than 1.25 to 1.0 at any time.


     2. The ratio at the Determination Date of Funded Debt to EBITDA for the immediately preceding four quarters was ______ to 1.00, calculated as follows:

(a)      Funded Debt of Hibbett and its Consolidated Entities       ___________
(b)      Consolidated Net Income after taxes for period             ___________
(c)      Income taxes                                               ___________
(d)      Interest Expense                                           ___________
(e)      Depreciation and amortization                              ___________
(f)      Sum of (b) through (e) (EBITDA)                            ___________
(g)      (a) ? (f)                                                  ___________

Required:  Not greater than 3.0 to 1.0 at any time.

     3. During the four quarter period ended on the Determination Date Hibbett and the Consolidated Entities on a consolidated basis incurred in the aggregate:

     Capital Expenditures (net of landlord allowances, proceeds of asset sales and casualty insurance proceeds) of $_________.

Required: Not in excess of $15,000,000.


                                            _______________________________
                                            of HIBBETT SPORTING GOODS, INC.


Dated: ______________, 20____

                                    EXHIBIT H

                          TRANSACTIONS WITH AFFILIATES



                                      None

                                    EXHIBIT I

                                ADDITIONAL NAMES


                  Hibbett Sporting Goods, Inc.

                  Hibbett Team Sales, Inc.

                  Sports Wholesale, Inc.

                  Hibbett

                  Hibbett & Design

                  Outlet Sports

                  Sports & Co. & Design

                  Sports Addition

                                    EXHIBIT J

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                       DATED ___________________, 20_____


     Reference is made to the Amended and Restated Credit Agreement dated December 31, 2003 (the "Agreement") among HIBBETT SPORTING GOODS, INC., a Delaware corporation and certain of its affiliates ("Borrowers"), the Lenders (as defined in the Agreement) and AMSOUTH BANK, as Agent for the Lenders ("Agent"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

     (the    "Assignor")   and   (the    "Assignee") __________________________
____________________ agree as follows: 1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchased and assumes from the Assignor, WITHOUT RECOURSE, a __________%1 interest in and to all of the Assignor's rights and obligations under the Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Loans owing to, and Letter of Credit Participations held by, the Assignor on the Effective Date, and the Note held by the Assignor.

     2. The Assignor (i) represents and warrants that, as of the date hereof, the aggregate outstanding principal amount of the Loans owing to it (without giving effect to assignments thereof which have not yet become effective) is $____________ and the aggregate principal amount of Letters of Credit in which it is deemed to have a Letter of Credit Participation under the Agreement is $_____________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any of the Credit Documents or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under the Agreement or any of the Credit Documents or any other instrument or document furnished pursuant thereto and (v) attaches the Note referred to in paragraph 1 above and requests that the Agent exchange such Note for new Note(s) as follows: A Note, dated _______________, 20____ in the principal amount of $_____________ payable to the order of the Assignor, and a Note, dated _________________, 20_____, in the principal amount of $________________ payable to the order of the Assignee.

---------------------
 1   Specify percentage in no more than 4 decimal points.

     3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in Section 7.3 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by the Lender; and (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

     4. The effective date for this Assignment and Acceptance shall be ________________________________ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent.

     5. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

     6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Agreement and Note in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, commitment fees and letter of credit fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under this Agreement and the Note for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by and construed in accordance with, the laws of the State of Alabama.

                         [NAME OF ASSIGNOR]
                         By:
                           ----------------------------------------------------
                         Name:
                         Title:

                         Notice of Address:
                                          -------------------------------------

                         After the Effective Date
                         Outstanding Loans:$
                                          -------------------------------------


                         [NAME OF ASSIGNEE]

                         By:
                           ----------------------------------------------------
                         Name:
                         Title:

                         Notice of Address:
                                          -------------------------------------

                         After the Effective Date
                         Outstanding Loans:$
                                          -------------------------------------


                         Accepted this _____ day of __________________, 20____

                         AMSOUTH BANK, as Agent

                         By:
                           ----------------------------------------------------
                         Name:
                         Title:

Consented to:

HIBBETT SPORTING GOODS, INC., on its own behalf and on behalf of the remaining Borrowers

By:
   --------------------------------------------------
    Name:
    Title:

                                    EXHIBIT K

                    REQUEST FOR ISSUANCE OF LETTERS OF CREDIT


     Under the Amended and Restated Credit Agreement dated December 31, 2003 (the "Credit Agreement") entered into by HIBBETT SPORTING GOODS, INC., a Delaware corporation, and certain other entities (collectively, the "Borrowers"), and AMSOUTH BANK, an Alabama banking corporation, and BANK OF AMERICA, N.A., a national banking association (collectively, the "Lenders"), and AMSOUTH BANK, as Agent, capitalized terms used herein but not defined herein having the meanings attributed to them in the Credit Agreement:


                    Request for Issuance of Letters of Credit

     Pursuant to Section 2.4 of the Credit Agreement, the Borrowers hereby request the issuance of a Letter of Credit, as follows:

                  (a) Name of Issuing Bank:
                           __________________________1

                  (b) Stated amount of Letter of Credit:

                           $_________________________

                  (c) Aggregate outstanding amount of Letter of Credit Borrowings and Reimbursement Obligations as of the date of this Certificate:

                           $_________________________
                           (not to exceed $5,000,000)

                  (d) Date the Letter of Credit is to be issued:
                            _________________________

                  (e) Stated Expiration Date:
                           __________________________

---------------------------
  1 The Issuing Bank may require the Borrowers to execute and deliver a letter of credit application and agreement substantially in the form of the Issuing Bank's then standard form of application for letter of credit or such other form or forms as may be approved by the Issuing Bank in connection with the issuance of a Letter of Credit.


                                      K-1

                  (f) Name and Address of Beneficiary:

                           __________________________

                  (g) Purpose of Letter of Credit:
                           __________________________


     In accordance with Section 6.1 of the Credit Agreement, the presentation by the Borrowers of this Request for Issuance of Letters of Credit constitutes a representation and warranty by the Borrowers to the Lenders that (a) no material adverse change in the financial condition of the Borrowers and the Consolidated Entities, on a consolidated basis, as reflected in the financial statements referred to in Section 5.3 of the Credit Agreement, has occurred since the date of such financial statements, and (b) no Default or Event of Default has occurred and is continuing. The Borrowers further represent and warrant that the representations and warranties set forth in the Credit Agreement and in all the other Credit Documents are true and correct in all material respects on and as of the date of this Certificate with the same effect as though such representations and warranties had been made on the date of this Certificate.

         Dated ________________, 20___.

                          HIBBETT SPORTING GOODS, INC.


                          By:
                            ---------------------------------------------------
                          Its
                            ---------------------------------------------------

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                             Dated December 31, 2003


                                     Between


             HIBBETT SPORTING GOODS, INC., HIBBETT TEAM SALES, INC.,
            SPORTS WHOLESALE, INC., HIBBETT CAPITAL MANAGEMENT, INC.
                            AND ILLINOIS HIBBETT, LLC

                                       and

                                AMSOUTH BANK AND
                              BANK OF AMERICA, N.A.

                                       and

                             AMSOUTH BANK, AS AGENT

                                  Relating to a


                       $25,000,000 REVOLVING FACILITY LOAN

                                                                   EXHIBIT 99.1

                    [Hibbett Sporting Goods, Inc. Letterhead]

                                                        Contact: Gary Smith
                                                        Chief Financial Officer
                                                        (205) 942-4292


                  HIBBETT EXTENDS CREDIT FACILITY FOR TWO YEARS

     BIRMINGHAM, Ala. (January 2, 2005) - Hibbett Sporting Goods, Inc. (NASDAQ/NM: HIBB), a rapidly growing, full-line sporting goods retailer, today announced it has extended the term of its unsecured revolving credit facility to November 2005 and, at the Company's election, has trimmed the size of the facility to $25 million from $42 million. The banks participating in the credit facility are AmSouth Bank, Agent, and Bank of America, N.A.

     Mickey Newsome, President and Chief Executive Officer, stated, "We are pleased with the continued support of our bank group and their confidence in Hibbett's growth plans. Our strong growth in cash flow over the past year has enabled us to fund new store openings without employing our credit facility. As a result, we expect this new facility to better suit our needs for seasonal borrowings."

     Hibbett Sporting Goods, Inc. is a rapidly growing operator of full-line sporting goods stores in small to mid-sized markets, predominantly in the southeastern United States. The Company's primary store format is Hibbett Sports, a 5,000-square-foot store located in enclosed malls and dominant strip centers.

     Certain matters discussed in this press release are subject to certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to general and regional economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition. A complete description of these factors, as well as others which could affect the Company's business, is set forth in the Company's periodic filings, including its Form 10-K/A dated May 1, 2003.

                                      -END-




                                       1
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